                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )


     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                              OCEAN ENERGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
     (3) Filing Party:

--------------------------------------------------------------------------------
     (4) Date Filed:

--------------------------------------------------------------------------------

                              [OCEAN ENERGY LOGO]

                               OCEAN ENERGY, INC.
                                 HOUSTON, TEXAS

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD TUESDAY, MAY 25, 1999

To the Shareholders:

         The 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Ocean Energy, Inc., a Texas corporation (the "Company"), will be held on Tuesday, May 25, 1999 at 10:00 a.m., local time, at the George R. Brown Convention Center, 1001 Avenida de las Americas (formerly Convention Center Blvd.), Houston, Texas, for the following purposes:

         1. To elect five directors to serve until the 2002 Annual Meeting of Shareholders;

         2. To amend the Company's Articles of Incorporation to reduce the number of authorized shares of common stock from 450,000,000 shares to 230,000,000 shares and to reduce the number of authorized shares of preferred stock from 50,000,000 shares to 10,000,000 shares;

         3. To approve the Ocean Energy, Inc. 1999 Long-Term Incentive Plan;


         4. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999; and


         5. To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

         The close of business on April 26, 1999, has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

         YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK THAT YOU SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. A SELF-ADDRESSED, POSTPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.


                                       By Order of the Board of Directors,
                                       /s/  ROBERT K. REEVES
                                       ROBERT K. REEVES
                                       Secretary
                                       April 30, 1999

                               OCEAN ENERGY, INC.
                            1001 FANNIN, SUITE 1600
                              HOUSTON, TEXAS 77002
                                 (713) 265-6000

                           -------------------------

                                PROXY STATEMENT

                           -------------------------


                    SOLICITATION AND REVOCABILITY OF PROXIES


         The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of Ocean Energy, Inc., a Texas corporation (the "Company"), for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting") to be held on Tuesday, May 25, 1999 at 10:00 a.m., local time, at George R. Brown Convention Center, 1001 Avenida de las Americas (formerly Convention Center Blvd.), Houston, Texas, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Georgeson & Company Inc. has been retained to assist the Company in the solicitation of proxies in connection with the Annual Meeting for a fee of $16,000, plus out-of-pocket expenses. In addition, officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock of the Company ("Common Stock"). The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to shareholders of the Company on or about April 30, 1999.


         The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or (c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.


         At the close of business on April 26, 1999, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 165,898,205 shares of Common Stock and 50,000 shares of the Company's Series C Convertible Preferred Stock (the "Convertible Preferred Stock"). Each shareholder is entitled to one vote for each share of Common Stock, and 66.96 votes for each share of Convertible Preferred Stock. Holders of Common Stock and Convertible Preferred Stock will vote together as a single class on the matters to be voted on at the Annual Meeting. The Common Stock and

Convertible Preferred Stock are the only classes of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.


         At a special meeting held on March 30, 1999, the shareholders approved the merger (the "Merger") of Ocean Energy, Inc., a Delaware corporation ("OEI"), into Seagull Energy Corporation, a Texas corporation ("Seagull"), and the resulting corporation was renamed Ocean Energy, Inc. This proxy statement relates to the continuing corporation -- Seagull, renamed Ocean Energy, Inc.



         The Company's annual report to shareholders for the year ended December 31, 1998, including financial statements, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of the proxy soliciting material.


                             ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)


         Five directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors, divided into Classes I, II and III, the terms of office of which are currently scheduled to expire, respectively, on the dates of the Company's Annual Meetings of Shareholders in 1999, 2000 and 2001. The five nominees are to be elected to Class I for a three-year term expiring at the Company's annual meeting of shareholders in 2002. As described below, certain of the nominees and directors named below were elected initially by the shareholders of the Company, at the special meeting held on March 30, 1999.


         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE ELECTION OF EACH OF THE NOMINEES.


         A plurality of the votes cast in person or by proxy by the holders of Common Stock and Convertible Preferred Stock, voting together as a class, is required to elect a director. Accordingly, under the Texas Business Corporation Act and the Company's Bylaws, abstentions and broker non-votes would have no effect on the election of directors. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of directors.


         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.


         The following table sets forth information regarding the names, ages and principal occupations of the nominees and directors, directorships in other companies held by them and the length of continuous service as a director of either OEI (or its predecessor) or the Company:


                                     PRINCIPAL OCCUPATION AND DIRECTORSHIPS                              AGE
                                     --------------------------------------                              ---
CLASS I NOMINEES                     NOMINEES FOR ELECTION AT THE ANNUAL MEETING
----------------                     -------------------------------------------

Milton Carroll.............     Chairman of the Board, President and Chief Executive Officer,             48
                                Instrument Products, Inc.; Director, Health Care Service
                                Corporation, Reliant Energy, Inc. and TEPPCO Partners, L.P.
                                Director of the Company since 1997.

Thomas D. Clark, Jr........     Ourso Distinguished Professor of Business and Dean of College             58
                                of Business Administration at Louisiana State University.
                                Director of OEI from 1997 until election as a director of the
                                Company in March 1999.

Peter J. Fluor.............     President and Chief Executive Officer, Texas Crude Energy,                51
                                Inc. (independent oil and gas company); Director, Fluor
                                Corporation. Director of the Company since 1980.

Robert L. Howard...........     Retired Vice President of Domestic Operations, Exploration                62
                                and Production, Shell Oil Company. Director, Southwestern
                                Energy Company, McDermott International Inc. and J. Ray
                                McDermott, S.A. Director of OEI and a predecessor entity,
                                United Meridian Corporation ("UMC"), from 1996 until election as a director of the Company in March 1999.

Charles F. Mitchell, M.D...     Otolaryngologist and facial plastic surgeon. Director of OEI              50
                                from 1995 until election as a director of the Company in
                                March 1999.

CLASS II DIRECTORS                           CONTINUING DIRECTORS
------------------                           --------------------

J. Evans Attwell...........     Attorney, Vinson & Elkins L.L.P. Director, American General               68
                                Corporation and Dain Rauscher Corporation. Director of the
                                Company since 1974.

Barry J. Galt..............     Director, Standard Insurance Company, Trinity Industries,                 64
                                Inc. and Halter Marine Group, Inc. Director of the Company
                                since 1983.

Elvis L. Mason.............     Chairman, San Jacinto Holdings, Inc. and its wholly-owned                 65
                                subsidiary, Safeguard Business Systems, Inc.; Director of OEI
                                and a predecessor entity, UMC, from 1987 until election as a director of the Company in March 1999.

David K. Newbigging........     Chairman, Friends' Provident Life Office and Thistle Hotels               65
                                PLC; Director,  Merrill Lynch & Co., Inc. and PACCAR Inc.
                                Director of OEI and a predecessor entity, UMC, from 1987 until election as a director of the Company in March 1999.

Dee S. Osborne.............     President, Crest Investment Company (investments); Director,              68
                                EOTT Energy Corp. (the general partner of EOTT Energy
                                Partners, L.P.). Director of the Company since 1983.

CLASS III DIRECTORS                          CONTINUING DIRECTORS
-------------------                          --------------------

John B. Brock..............     Director, Southwest Bank of Texas, Southwest Bancorporation               66
                                of Texas Inc. Director of OEI and a predecessor entity, UMC, from 1989 until election as a director of the Company in March
                                1999.

James L. Dunlap............     Vice Chairman of the Company;  Director,  Massachusetts Mutual            61
                                Life Insurance Company. Director of OEI and a predecessor entity,
                                UMC, from 1996 until election as a director of the Company in
                                March 1999.

James C. Flores............     Chairman of the Board of the Company. Director of OEI from                39
                                1992 until election as a director of the Company in March
                                1999.


                                             PRINCIPAL OCCUPATION AND DIRECTORSHIPS                      AGE
                                             --------------------------------------                      ---

James T. Hackett...........     President  and  Chief   Executive   Officer  of  the  Company.           45
                                Director, New Jersey Resources Corporation. Director of the
                                Company since 1998.

R. A. Walker...............     Senior Managing Director,  Prudential Capital Group; Director,           42
                                YPF/Maxus  Energy and Coca-Cola  Bottling  Group  (Southwest).
                                Director of the Company since 1996.

         Each of the nominees and directors named above has been engaged in the principal occupation set forth opposite his name for the past five years except as follows:

         Mr. Clark was employed with Florida State University until 1995 in a variety of positions including Professor and Chairman of the Department of Information and Management Sciences and Director of the Center for Information Systems Research.


         Mr. Mason has served as Chairman of the Board of Directors of San Jacinto Holdings, Inc. since December 1991 and Managing Partner of Mason Best Company, L.P., a merchant banking firm, since August 1984. He has served as Chief Executive Officer of San Jacinto Holdings, Inc. from December 1991 to March 1999 and Safeguard Business Systems Inc. from August 1997 to March 1999 and from December 1992 to October 1996.



         Mr. Newbigging has served as Chairman of Faupel Trading Group P.L.C. since January 1994. He has also served as Chairman of Equitas Holdings Limited and Equitas Reinsurance Limited from December 1995 to October 1998, and Equitas Limited from March 1996 to October 1998. He was appointed Chairman of Thistle Hotels PLC in March 1999.



         Mr. Brock served as Chairman of the Board of OEI from March 1998 until March 1999. He also served as Chairman of the Board of UMC from 1995 to March 1998 at which time UMC was merged into OEI. From 1989 to 1998 Mr. Brock held a variety of positions with UMC, including as Chief Executive Officer of UMC from February 1992 to March 1998.


         Mr. Dunlap served as President and Chief Operating Officer of UMC from October 1996 to March 1998. Prior to that time Mr. Dunlap spent 33 years with Texaco, Inc., most recently as Senior Vice President.


         Mr. Flores was a founder of OEI and has served in various capacities with OEI since its inception in 1992, most recently as President and Chief Executive Officer from July 1995 until March 1999.


         Mr. Hackett served as Group President of the Energy Services division of Duke Energy from June 1997 through September 1998, following the merger of Duke Power Company and PanEnergy Corporation. From January 1996 until the merger, Mr. Hackett served as PanEnergy's Executive Vice President. Prior to his employment with PanEnergy, Mr. Hackett was employed by NGC Corporation from June 1990 through December 1995. He served as a Senior Vice President of NGC and the President of its Trident Division from March 1995 through December 1995, an Executive Vice President of NGC from January 1994 through March 1995 and as Senior Vice President of NGC from June 1990 through December 1993. Mr. Hackett also served as a director of NGC from January 1993 through March 1995.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT


         The following table sets forth the number of shares of Common Stock beneficially owned by (i) each nonemployee director, (ii) the Chief Executive Officer and each of the other four most highly compensated individuals for 1998 who were serving as executive officers of the Company as of December 31, 1998 (the "Named Officers") and (iii) the directors, the Named Officers and the executive officers of the Company as of the date of this Proxy Statement as a group:



                                                                        COMMON STOCK
                                                                    BENEFICIALLY OWNED(1)
                                                                    ---------------------
                                                                                        PERCENT
                                                              Number OF SHARES(2)      OF CLASS
                                                              -------------------      --------
          DIRECTORS:
             J. Evans Attwell.........................           76,000                     *
             John B. Brock............................        1,135,682 (3)                 *
             Milton Carroll...........................           19,000                     *
             Thomas D. Clark, Jr......................           30,382                     *
             James L. Dunlap..........................          676,663                     *
             James C. Flores..........................       12,354,262 (4)                 7.2%
             Peter J. Fluor...........................           57,998 (5)                 *
             Robert L. Howard.........................           33,800                     *
             Elvis L. Mason...........................           55,547                     *
             Charles F. Mitchell, M.D.................           36,700                     *
             David K. Newbigging......................                - (6)                 *
             Dee S. Osborne...........................           74,800                     *
             R.A. Walker..............................           18,000 (7)                 *
          NAMED OFFICERS:
             James T. Hackett.........................          691,996                     *
             Barry J. Galt............................        1,554,169 (8)(9)(10)          *
             William L. Transier......................          385,096 (9)(10)             *
             Richard F. Barnes........................          171,339 (9)                 *
             Gerald R. Colley.........................          146,478 (9)(10)(11)         *
          DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP:
             (23 PERSONS).............................       19,318,572 (12)               11.0%


    * Less than 1%.


    (1) Unless otherwise indicated, beneficial owners have sole voting and investment power with respect to the shares listed. Amounts shown are as of April 1, 1999, except for amounts held by the trustees of the Company's thrift plans and Employee Stock Ownership Plan, which are as of December 31, 1998.



    (2) Includes shares that the above named persons have a right to purchase within 60 days pursuant to stock options granted under the Company's stock option plans. Such shares are allocated as follows: Messrs. Attwell, Fluor and Osborne -- each 36,000, Mr. Brock -- 836,563, Messrs. Carroll and Walker -- each 18,000, Mr. Clark -- 29,680, Mr. Dunlap -- 540,000, Mr. Flores -- 1,260,500, Mr. Howard -- 32,800, Mr.
           Mason -- 40,600, Mr. Mitchell -- 34,360, Mr. Hackett -- 391,996, Mr.
           Galt -- 1,148,000, Mr. Transier -- 200,000, Mr. Barnes -- 147,000,
           and Mr. Colley -- 128,900. Prior to exercising these options, the directors and officers will have no voting or investment power with respect to the underlying shares.



    (3) Includes 5,000 shares owned by his wife as separate property with respect to which Mr. Brock disclaims beneficial ownership because he has neither voting nor dispositive power with respect to such shares.



    (4)    Includes (i) 3,305,016 shares held by a family limited partnership,
           (ii) 16,956 shares held by certain trusts for his children with respect to which Mr. Flores disclaims beneficial ownership because he is not the trustee and has neither voting nor dispositive power with respect to such shares, (iii) 6,555 shares held by the trustees of the Company's thrift plans for which Mr. Flores has sole voting power and no investment power, and (iv) 3,744,000 shares subject to a currently exercisable call option and irrevocable proxy from another shareholder.

    (5) Includes 4,000 shares held by certain trusts with respect to which Mr. Fluor is the sole trustee but for which he disclaims any beneficial ownership.

    (6) Mr. Newbigging has been the recipient of various stock options which have been assigned to a trust of which members of his family are beneficiaries and of which Mr. Newbigging is not the trustee.

    (7) Does not include 5,562,261 shares held by The Prudential Insurance Company of America ("Prudential"). Mr. Walker is a Senior Managing Director of Prudential Capital Group, an affiliate of Prudential.

    (8) Includes 30,000 shares held by certain trusts for his daughters for which Mr. Galt disclaims beneficial ownership because he is not the trustee and has neither voting nor dispositive power with respect to such shares. Mr. Galt will cease to be an employee of the Company on May 31, 1999.

    (9) Includes shares held by the trustees of the Company's thrift plans for which the above Named Officers have sole voting power and no investment power. Shares held are as follows: Mr. Galt -- 12,690, Mr. Transier -- 69,785, Mr. Barnes -- 3,944 and Mr. Colley -- 1,270.

    (10) Includes a portion of the 17,866 shares held by the trustee of the Company's Employee Stock Ownership Plan for which the above Named Officers have sole voting power and no investment power. Shares held are as follows: Mr. Galt -- 10,479, Mr. Transier -- 3,912 and Mr. Colley -- 3,475.

    (11) Mr. Colley resigned as an executive officer of the Company in March, 1999.

    (12) Includes 121,219 shares held for directors and executive officers as a group in the Company's thrift plans and Employee Stock Ownership Plan for which such persons have sole voting power and no investment power. Also, includes 10,324,604 shares for directors and executive officers as a group that such persons have the right to purchase within 60 days pursuant to options granted under the Company's stock option plans. Prior to exercising these options, said persons will have no voting or investment power with respect to the underlying shares.


                             PRINCIPAL SHAREHOLDERS

         To the knowledge of the management of the Company and based upon filings with the Securities and Exchange Commission ("SEC"), the only persons who may be deemed to own beneficially more than 5% of the outstanding Common Stock (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act), as of April 26, 1999, are named in the following table:



       NAME AND ADDRESS OF BENEFICIAL OWNER     NUMBER OF SHARES        PERCENT OF CLASS
       -------------------------------------    --------------------    --------------------
       James C. Flores......................      12,354,262(1)                7.2%
       1001 Fannin, Suite 1600
       Houston, TX 77002




    (1) See Notes 1, 2, and 4 to the table set forth under the heading "Security Ownership of Directors and Management".





DIRECTORS' MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Company's Board of Directors held thirteen meetings during 1998. Each director attended at least 75% of the aggregate total meetings of the Board of Directors and the committees on which such director served.

         The Board has the following standing committees, the current members of which were appointed by the Board on March 30, 1999:

         Audit Committee. The Audit Committee currently consists of Messrs. Osborne (Chairman), Attwell, Carroll, Howard and Newbigging. The Committee's principal functions are to confirm the existence of effective accounting and internal control systems and to oversee the entire audit function, both independent and internal. During 1998, the Audit Committee held three meetings.

         Compensation Committee. The Compensation Committee currently consists of Messrs. Mason (Chairman), Carroll, Clark, Mitchell and Walker. The Committee's principal functions are to study, advise and consult with the Company's management respecting the compensation of officers and other key employees of the Company. During 1998, the Compensation Committee held six meetings.

         Executive Committee. The Executive Committee currently consists of Messrs. Fluor (Chairman), Attwell, Brock, Galt and Mason. The Committee's principal function is to aid and assist the Company's management in the day-to-day operation of the Company. During 1998, the Executive Committee held three meetings.

         Nominating Committee. The Nominating Committee currently consists of Messrs. Clark (Chairman), Carroll, Fluor, Howard and Mitchell. The Committee's principal function is to make proposals to the full Board of Directors for candidates to be nominated by the Board to fill vacancies or for new directorship positions, if any, which may be created from time to time. The Nominating Committee will consider suggestions from any source, particularly shareholders, regarding possible candidates for director. With respect to the procedures that must be followed in order for nominations from shareholders to be considered, see "Shareholder Proposals and Director Nominations." During 1998, the Nominating Committee held one meeting.

COMPENSATION OF DIRECTORS

         During 1998 (and during 1999 prior to the effectiveness of the Merger on March 30, 1999), each director of the Company who was not a full-time employee was paid an annual director's fee of $24,000 plus $1,000 for each Board of Directors and Committee meeting attended. A nonemployee director who attended a meeting of a committee of which he was not a member was entitled to an attendance fee of $1,000. Each nonemployee director who served as a committee chairman received an additional $1,000 per year.

         Following the effectiveness of the Merger, each director of the Company who is not a full-time employee will be paid an annual director's fee of $35,000 plus $1,000 for each Board of Directors and Committee meeting attended. Each nonemployee director who serves as a committee chairman receives an additional $5,000 per year.

         Stock Options. The 1993 Nonemployee Directors Stock Option Plan (the "Directors Option Plan") provides for the grant of options to acquire Common Stock to each director who is not and never has been an employee of the Company (an "Eligible Director"). On the date of any annual meeting of shareholders prior to the termination of the Directors Option Plan, each Eligible Director who is continuing in office will automatically receive an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition, each Eligible Director who is elected or appointed to the Board of Directors for the first time will receive on the date of such director's election or appointment an option to purchase 6,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. All outstanding options have terms of ten years and vest 20% per year over the initial five years of their terms.

         If the 1999 Long-Term Incentive Plan is approved, option grants to directors under all other plans will be frozen and grants to directors will only be made from the 1999 Long-Term Incentive Plan. Under this plan, each director will receive an option to purchase 10,000 shares of Common Stock upon approval of the Plan with 50% immediately vested and the remaining 50% vested on the next annual meeting of shareholders of the Company. On the date of any annual meeting of shareholders of the Company held after 1999, each director who is continuing in office will automatically receive an option to purchase 6,000 shares of Common Stock with one-third vested at each of the next three annual meeting dates. All options will be granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and will have terms of ten years. See "Proposal to Adopt the Ocean Energy, Inc. 1999 Long-Term Incentive Plan."



         If the 1999 Long-Term Incentive Plan is not approved, each nonemployee director will receive an option to purchase 6,000 shares of Common Stock pursuant to the Directors Option Plan and an option to purchase 3,000 shares of Common Stock pursuant to the 1998 Long-Term Incentive Plan (the "1998 Plan"). Under the 1998 Plan, each non-employee director is awarded, at the time first elected as a director, options to purchase 25,000 shares of Common Stock at the fair market value on the date of such grant, if available. Each director in office immediately following each annual meeting of stockholders, not otherwise entitled to receive an option pursuant to the discretionary provisions of the 1998 Plan, receives options to purchase 3,000 shares of Common Stock.



         Deferred Fee Plan. The Company has an Outside Directors Deferred Fee Plan (the "Deferred Fee Plan"), a non-qualified deferred compensation plan, pursuant to which all directors who are not employees of the Company ("Outside Directors") may elect to defer all or a portion of their directors' fees under the Deferred Fee Plan. Prior to the effectiveness of the Merger, the Deferred Fee Plan required deferral of one-half of the annual retainer fee for Outside Directors to be automatically deferred into "phantom stock" units. These phantom stock units have the same value as Common Stock, and increase or decrease in value to the full extent of any increase or decrease in the value of Common Stock and receive credit for any cash or stock dividends paid with respect to Common Stock. Following the effectiveness of the Merger, Outside Directors are permitted to make quarterly elections regarding the method of income crediting for these deferrals, which may be credited either based upon "phantom stock" units or with interest equivalents based upon the prime rate of interest as published in The Wall Street Journal on the last day of the quarter, plus a bonus rate of interest of up to 2% depending on the number of years the Outside Director has served on the Board. Distributions under the Deferred Fee Plan can be made only in cash. As of April 26, 1999, all Outside Directors except Messrs. Brock, Mitchell and Newbigging were participants in the Deferred Fee Plan.


CERTAIN TRANSACTIONS


         Simultaneously with OEI's acquisition of its Main Pass 69, South Pass 24 and South Pass 27 fields in 1992, 1993 and 1993, respectively, and in consideration of its efforts in consummating the acquisition of such fields, Sable

Minerals, Inc. ("Sable") was granted a non-cost bearing overriding royalty representing an average 0.9% net revenue interest in the fields by the owner of a minority interest in such fields. Sable is a corporation owned by James C. Flores, Chairman of the Board of the Company. The royalty interest was reserved out of and burdens only the minority interest, which was acquired by OEI in December 1994. During 1998, OEI paid $837,277 to Sable with respect to such interest.


         During 1998, OEI paid the father of Mr. Flores $134,823 for various geological consulting services.

         During 1998, the Company retained the law firm of Vinson & Elkins L.L.P., of which Mr. Attwell, a director of the Company, is of counsel, to perform various legal services for the Company. Vinson & Elkins L.L.P. has been retained to perform similar services in 1999.


         During 1998, the Company retained the law firm of Moyers, Martin, Santee, Imel & Tetrick ("Moyers, Martin"), of Tulsa, Oklahoma, with respect to matters of Oklahoma law. Moyers, Martin has been retained to perform similar services with respect to matters of Oklahoma law in 1999. Mr. D. Stanley Tacker, Mr. Galt's son-in-law, is a partner in Moyers, Martin. Mr. Galt was a director and executive officer of the Company during 1998 and continued to serve as a director following the Merger.


         During 1998, three executive officers received loans from the Company to exercise stock options as follows:


                                      Amount of Loan
                                    Outstanding as of
             Name                     April 26, 1999                Maturity Date                Interest Rate
             ----                     --------------                -------------                -------------
Barry J. Galt.....................      $1,409,040                    5/31/2002                        6.5%
William L. Transier...............      $  384,948                   12/17/2002                        4.8%
John D. Schiller, Jr..............      $  486,220                   12/17/2002                        4.8%


         Since the inception of these loans, no payments of principal or interest were made. The loan to Mr. Galt was made on September 2, 1998 pursuant to his employment and consulting agreement to allow for the exercise of 192,000 options. The loans to Mr. Transier and Mr. Schiller were made on December 17, 1998 to allow for the exercise of 60,982 and 77,025 stock options, respectively, pursuant to the Company's Equity Ownership Program. Each of these loans is secured by the shares of Common Stock acquired upon exercise of the stock options described above.

SECTION 16 COMPLIANCE


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 1998 were timely made, except that certain exercises of options to purchase Common Stock were inadvertently not reported on the Form 4 filed in January 1999 by John D. Schiller, Jr. and William L. Transier. The Form 4 for each of these individuals was promptly amended to reflect the ownership of these shares of Common Stock.


                             EXECUTIVE COMPENSATION


         The following table sets forth the annual and long-term compensation for services in all capacities to the Company for the fiscal years ended December 31, 1998, 1997 and 1996, of the Named Officers:


                           SUMMARY COMPENSATION TABLE



                                                                                          LONG-TERM COMPENSATION
                                                         ANNUAL                          -------------------------
                                                      COMPENSATION                                AWARDS
                                  ----------------------------------------------------   -------------------------
                                                                             OTHER      RESTRICTED   SECURITIES
                                                                             ANNUAL       STOCK      UNDERLYING       ALL OTHER
                                                              BONUS       COMPENSATION   AWARD(S)   OPTIONS/SARS     COMPENSATION
 NAME & PRINCIPAL POSITION        YEAR       SALARY($)         ($)           ($)(1)       ($)(2)       (#)(3)           ($)(4)
--------------------------------  -----    -------------    ----------    ------------  ---------   ------------     ------------
James T. Hackett (5) ...........   1998    $      875(6)    $  500,000    $     --      $  677,922     391,996       $   22,015(7)
  President and Chief              1997    $     --         $     --      $     --      $     --          --         $     --
  Executive Officer                1996    $     --         $     --      $     --      $     --          --         $     --

Barry J. Galt (8) ..............   1998    $  590,000       $  295,000    $     --      $     --       250,000       $1,908,493(9)
  Vice Chairman of the Board       1997    $  550,000       $  300,000    $   51,573    $     --       100,000       $   85,592(9)
                                   1996    $  516,000       $  290,440    $   51,229    $     --       100,000       $   73,600(9)

William L. Transier (10) .......   1998    $  290,500       $  300,000    $     --      $  554,186     130,982       $   53,586
  Executive Vice President         1997    $  260,000       $  120,000    $     --      $     --        40,000       $   32,972
  and Chief Financial Officer      1996    $  168,561       $   72,000    $     --      $   71,250      90,000       $   18,958

Richard F. Barnes ..............   1998    $  275,000       $   40,000    $     --      $   51,133      15,000       $    9,600
  President,                       1997    $  262,000       $   36,000    $     --      $     --        14,000       $    9,600
  ENSTAR Alaska                    1996    $  250,000       $   36,000    $     --      $     --        15,000       $   11,000

Gerald R. Colley (11) ..........   1998    $  242,000       $   24,036    $     --      $  149,986      44,000       $   45,583
  Senior Vice President,           1997    $  210,000       $   88,000    $     --      $     --        47,500       $   24,722
  International Exploration        1996    $  163,000       $   91,400    $     --      $     --        37,400       $    9,000
  and Production


(1) Includes "Perquisites and Other Personal Benefits" if value is greater than the lesser of a $50,000 or 10% of reported salary and bonus. Mr. Galt's personal use of a company car amounted to $20,750 in each 1997 and 1996 and club usage amounted to $30,823 and $30,479 in 1997 and 1996, respectively.

(2) The restricted stock included in the table represents the fair market value of the entire restricted stock award on the date of grants. The Company does not currently pay dividends on Common Stock; however, it would pay dividends on the restricted stock should the Company change its dividend policy. The following is the market value of the restricted stock held by the Named Officers at December 31, 1998: Mr. Hackett -- 33,004 shares, $208,338, Mr. Transier -- 50,417 shares, $318,257, Mr. Barnes --
     4,375 shares, $27,617, and Mr. Colley -- 12,833 shares, $81,008.
     Twenty-five thousand (25,000) shares of the restricted stock granted to Mr. Hackett became fully vested at December 31, 1998. All other restricted stock was scheduled to have vested on various dates through September 16, 2001. However, as a result of the Merger, all remaining restricted stock became fully vested in March 1999.


(3)  No grants of stock appreciation rights have been made.

(4) All amounts reported under "All Other Compensation," except for Mr. Galt, represent contributions by the Company to defined contribution plans.

(5) Mr. Hackett was elected President and Chief Executive Officer of the Company on September 16, 1998.

(6) Under Mr. Hackett's employment agreement, Mr. Hackett receives his annual compensation of $500,000 for 1998 and 1999 in the form of stock options. During 1998, Mr. Hackett received an option to purchase 200,000 shares of Common Stock in lieu of his salary through December 31, 1999. The terms of the options are discussed in "Option/SAR Grants in Last Fiscal Year."

(7) Includes annual premium payments paid by the Company for Mr. Hackett's Flexible Premium Adjustable Life Insurance policy of $1,390 for 1998. The remaining amounts represent contributions by the Company to the Company's defined contribution plans.

(8)  Mr. Galt resigned as Vice Chairman upon the effective date of the Merger.

(9) Includes a cash payment of $1.8 million in 1998 received upon entering a new employment contract and annual premium payments paid by the Company for Mr. Galt's Flexible Premium Adjustable Life Insurance policy of $5,490, $4,770 and $4,190 for the years 1998, 1997 and 1996, respectively.
     The remaining amounts represent contributions by the Company to the Company's defined contribution plans.

(10) Mr. Transier became an employee and executive officer of the Company on May 14, 1996.

(11) Mr. Colley resigned as an executive officer of the Company in March 1999.


         Under the rules of the SEC, the Summary Compensation Table requires disclosure of the compensation relating to the Chief Executive Officer and the four other most highly compensated persons who served as executive officers of the Company (i.e., Seagull) as of December 31, 1998. As a result of the Merger, the management teams of Seagull and OEI were combined. Set forth below, as of March 31, 1999, are the Chief Executive Officer and the other four most highly compensated executive officers of the post-Merger Company (based on annual base salary as of April 1, 1999):





                                                                Annual Salary
                                                                 (effective
                                                                April 1, 1999)
                                                                --------------
James C. Flores, Chairman of the Board .....................     $  600,000
James T. Hackett, President and Chief Executive Officer ....     $  600,000(1)
James L. Dunlap, Vice Chairman of the Board ................     $  350,000
William L. Transier, Executive Vice President
     and Chief Financial Officer ...........................     $  350,000
Robert K. Reeves, Executive Vice President,
     General Counsel and Secretary .........................     $  350,000




(1) As discussed in the "Compensation Committee Report on Executive Compensation," Mr. Hackett received an option to purchase 200,000 shares of Common Stock in lieu of his 1998 and 1999 base salary of $500,000 per year. At its March 29, 1999 meeting, the Compensation Committee increased Mr. Hackett's salary to $600,000 per year. The additional base salary in 1999 will be deferred under the Supplemental Benefit Plan as phantom shares or common stock equivalents.


COMPENSATION ARRANGEMENTS


         Employment Agreements. Barry J. Galt entered into an employment and consulting agreement with the Company effective August 24, 1998. This agreement replaced the employment agreement Mr. Galt entered into with the Company in December 1983. The current agreement terminates on May 31, 2002, although some events may cause it to be terminated earlier.


         James T. Hackett entered into a three-year employment agreement with the Company effective September 16, 1998. The term of Mr. Hackett's employment agreement will be extended automatically for an additional year on each anniversary of the employment agreement, unless terminated prior to such renewal by either Mr. Hackett or the Company. Consequently, the remaining term of Mr. Hackett's employment agreement will always range from two to three years. However, if the Company terminates Mr. Hackett's employment because of gross negligence or willful misconduct in the performance of his duties, a felony or misdemeanor conviction involving moral turpitude or because of Mr. Hackett's breach of his employment agreement, the employment agreement will terminate. Similarly, if Mr. Hackett voluntarily terminates his employment for reasons other than the Company's breach of the agreement, his failure to be re-elected to the positions specified in the employment agreement, including as a director, the assignment of duties materially inconsistent with his position, or the relocation of the principal place of his employment by more than 50 miles, the employment agreement will terminate. The employment agreement provided for Mr. Hackett to serve as the Company's President and Chief Executive Officer and as a member of the Company's Board of Directors beginning September 16, 1998.

         The employment agreement includes noncompetition provisions that apply while Mr. Hackett is employed by the Company and for two years following a termination of Mr. Hackett's employment by reason of disability or, in the event of a voluntary termination by Mr. Hackett prior to September 16, 2000.





         Mr. Hackett entered into an amendment to his employment agreement effective upon completion of the merger. Pursuant to the amendment, Mr. Hackett ceased to serve as Chairman of the Board of Directors after the Merger and the noncompetition provisions in his employment agreement were amended to apply only to a voluntary termination by Mr. Hackett prior to the earlier of September 16, 2000 or eighteen months after completion of the Merger. Furthermore, if Mr. Hackett is not elected Chairman of the Board of the Company on or before September 30, 2000, then a subsequent termination of employment by Mr. Hackett will be treated as an involuntary termination by the Company.

         Executive Severance Agreements. Messrs. Hackett, Galt, Transier, Barnes and Colley have entered into agreements with the Company (the "Severance Agreements") that provide certain severance benefits in the event their employment is subject to an involuntary termination (as defined therein) within two years following a change of control (as defined therein) of the Company. The Merger between the Company and OEI was deemed a change of control, within the meaning of the Severance Agreements. Mr. Colley resigned as an executive officer of the Company in March 1999. As a result of the change of control caused by the Merger, Mr. Colley received severance benefits of $1,224,000 under his Severance Agreement, including "gross-up" payments made for excise taxes imposed by
Section 4999 of the Code.

         The initial term of the Severance Agreements is two years. This term may be extended for successive two-year terms following the initial term; however, if a change of control occurs during the term of the Severance Agreements, the Severance Agreements cannot terminate until two years after the change of control.

         The Severance Agreements generally provide for (a) the payment of 2.99 times the sum of annual salary and targeted incentive bonus at the time of the change of control or the involuntary termination, whichever is greater, and, where applicable, reduced by the present value of any salary continuation, bonus or severance payments payable under any other Company plan, policy or agreement, other than a plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, (b) the payment of the remaining portion of prior year's incentive bonus and, if the involuntary termination occurs after an incentive bonus is earned but before it is paid, targeted incentive bonus, (c) the continuation of health and insurance benefit coverage at active employee cost for up to thirty-six months, and (d) outplacement services up to a maximum cost of $6,000. Additionally, the Severance Agreements provide that if any payments to an executive by the Company would be subject to any excise tax imposed by section 4999 of the Code, a "gross-up" payment will be made to place such executive in the same net after-tax position as would have been the case if no excise tax had been imposed.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES


         The following is information with respect to the unexercised options to purchase Common Stock under the Company's stock option plans granted to the Named Officers and held by them at December 31, 1998.



                                                        NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                                                          OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/SARS AT
                         SHARES                        DECEMBER 31, 1998 (#)            DECEMBER 31, 1998($)(1)
                        ACQUIRED                   -------------------------------  --------------------------------
                           ON           VALUE
                        EXERCISE      REALIZED
                           (#)           ($)        EXERCISABLE    UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                       ------------  ------------  --------------- ---------------  --------------  ----------------
James T. Hackett......        --      $      --         200,000          191,996      $       --       $      --
Barry J. Galt.........   192,000      $ 480,000         603,000          495,000      $       --       $      --
William L. Transier...    60,982      $      --          55,000          145,000      $       --       $      --
Richard F. Barnes.....     4,020      $  25,376          95,400           51,600      $       --       $      --
Gerald R. Colley......        --      $      --          40,475           88,425      $       --       $      --



(1) Based on the closing price on the NYSE Composite Tape for Common Stock on December 31, 1998 ($6.3125 per share), all of such options have exercise prices above the market price on such date.


OPTION/SAR GRANTS IN LAST FISCAL YEAR


         The following is information with respect to grants of options in fiscal 1998 pursuant to the Company's stock option plans to the Named Officers reflected in the Summary Compensation Table on page 11. No stock appreciation rights were granted under those plans in fiscal 1998.





                                             INDIVIDUAL GRANTS
                       --------------------------------------------------------------
                                                                                        POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF        PERCENT OF                                   ASSUMED ANNUAL RATES OF STOCK
                         SECURITIES           TOTAL                                     PRICE APPRECIATION FOR OPTION
                         UNDERLYING       OPTIONS/SARS                                             TERM (2)
                        OPTIONS/SARS       GRANTED TO      EXERCISE OR                 ---------------------------------
                           GRANTED        EMPLOYEES IN     BASE PRICE    EXPIRATION
                            (#)(1)         FISCAL YEAR       ($/SH)         DATE             5%               10%
                       ----------------  ----------------  ------------  ------------  ---------------  ----------------
James T. Hackett......      391,996            14.8%         $ 11.6875     9/16/2008    $  2,881,251     $  7,301,657
Barry J. Galt.........      150,000             5.6%         $ 16.50       5/31/2004    $  1,556,514     $  3,944,513
                            100,000             3.8%         $ 12.6875     5/31/2004    $    412,512     $    930,154
William L. Transier...       70,000             2.6%         $ 16.50       7/15/2008    $    726,373     $  1,840,773
                             60,982             2.3%         $ 6.3125     12/18/1998    $         --     $         -- (3)
Richard F. Barnes.....       15,000             0.6%         $ 16.50       7/15/2008    $    155,651     $    394,451
Gerald R. Colley......       44,000             1.6%         $ 16.50       7/15/2008    $    456,578     $  1,157,057


(1) All options were granted to the Named Officers on July 15, 1998, except for the following: (i) 391,996 options were granted to Mr. Hackett on September 16, 1998, 100,000 options were granted to Mr. Galt on August 24, 1998 and 60,982 options were granted to Mr. Transier on December 17, 1998. The exercise price per share is equal to the closing price of Common Stock on the NYSE Composite Tape on the date of grant. Initially, all options granted, other than those granted to Mr. Hackett and 60,982 granted to Mr. Transier, would have vested in four equal annual increments beginning one year from date of grant. However, upon the completion of the Merger in March 1999, all options were immediately vested. The options granted to Mr. Hackett and the 60,982 options granted to Mr. Transier were fully vested upon the grant date.


(2) The dollar amounts under these columns represent the potential realizable value of each grant of options assuming that the market price of Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates of return prescribed by the SEC. These calculations are not intended to forecast possible future appreciation, if any, of the price of Common Stock.

(3) Mr. Transier was granted options to acquire 60,982 shares of Common Stock pursuant to the Company's Equity Ownership Program. These options had a term of one day and were fully exercised by Mr. Transier on the date of grant. See "Compensation Committee Report on Executive Compensation" below for additional information with respect to the Equity Ownership Program.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company's executive compensation program is designed to help the Company attract, motivate and retain the talent that the Company needs in order to maximize its return to shareholders. The fundamental philosophy is to relate the amount of compensation "at risk" for an executive directly to his or her contribution to the Company's success in achieving superior performance objectives. The Company's executive compensation program, as structured and implemented by the Compensation Committee (the "Committee"), consists of three main components: (1) base salary; (2) potential for an annual bonus based on overall Company performance as well as individual performance; and (3) the opportunity to earn long-term stock-based incentives that are intended to encourage the achievement of superior results over time and to align executive and shareholder interests. The compensation program is structured to provide executives with a total compensation package that -- at expected levels of performance -- is competitive with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. A peer group of companies (the "Peer Group") substantially similar to the peer group named under the heading "Shareholder Return Performance Presentation" is the only group of companies specifically utilized by the Committee in evaluating executive compensation levels of the Company's executive officers; however, the Committee receives advice regarding compensation levels from the compensation and benefits practice of William M. Mercer, Incorporated ("Mercer"), an outside compensation consulting firm, which utilizes a number of other sources, including information from other companies depending upon the job content of the executive officer whose salary is being reviewed.

         Base Salary Program. The Company's base salary program is designed to provide base salaries for executives that approximate the 50th percentile of those provided by other companies in the Peer Group. The base salaries for the Company's executives are generally targeted by the Committee to fall at the 50th percentile for the Peer Group, although salaries for certain key managers may be above the 50th percentile. The Committee believes that the Company's ability to provide salaries that are competitive with market alternatives, which vary depending upon the nature and level of the position in question, is critical to attracting and maintaining talented executives. The Committee reviews information obtained from proxy statements, special surveys and other sources and employs the services of Mercer to analyze the competitive level of executive compensation. Based upon this review, the Committee believes that the percentile target described above has been met.

         The Committee reviews and adjusts executive base salaries annually based on each individual employee's performance over time, general competitive market salary levels and the Company's market capitalization and cash flow generated from operations. No specific weight or emphasis is placed on any one of these factors.

         Grant of Options in Lieu of Mr. Hackett's Salary. Under the terms of his original employment agreement with the Company, Mr. Hackett's base salary was set at $500,000 per year. However, in order to align his compensation more closely with the interests of the shareholders, Mr. Hackett agreed upon commencement of his employment to receive an option to purchase 200,000 shares of Common Stock in lieu of his 1998 and 1999 salary. Mr. Hackett's salary is subject to review by the Committee for possible increases each year. At its March 29, 1999 meeting, the Committee increased Mr. Hackett's salary to $600,000 per year. The additional base salary in 1999 will be deferred under the Supplemental Benefit Plan as phantom shares or common stock equivalents.


         Short-Term Incentive Compensation. The impact of the Committee's linking compensation to performance can also be illustrated by the operation of the Company's Executive Incentive Plan for 1998 (the "1998 Plan"). Under the Company's Executive Incentive Plan, the Committee grants annual cash incentive awards that are dependent upon the Company's achievement of previously established objectives for the fiscal year and an evaluation of each individual participant's contributions to those achievements. Targeted awards are intended by the Committee to approximate the 55th to 60th percentile for the Peer Group. The Committee utilizes data obtained from Mercer to determine the targeted annual incentive award levels for plan eligible positions.

         Annual incentive award targets are expressed as a percentage of total salary earned during a given year ranging from 15% to 60%. Annual incentive award payments can increase to a maximum of two times the targeted percentage or decrease to zero for any year, based upon the achievement of predetermined objective and subjective performance goals. The 1998 Plan contained both objective and subjective performance criteria. Each of the four objective components is measured independently. The objective components are: (i) pre-tax cash flow from operations compared to the Company's Operating Plan (20% of the total award target); (ii) reserve additions (15% of the total award target);
(iii) production replacement costs (15% of the total award target); and the Company's stock performance in relation to Peer Group companies (10% of the total award target).

         The pre-tax cash flow from operations ("PCFO") calculation, reserve additions calculation and production replacement cost calculation were based on the Company's 1998 actual earnings and operating results. Because the Company did not meet its PCFO, reserve additions or production replacement costs targets, no awards were paid for these performance measures. The Company stock performance assessment is based on the Company's ranking with the Peer Group companies based on the (i) percentage change in the average daily stock price for the year ended December 31, 1998 over the year ended December 31, 1997 and
(ii) the percentage change in the closing stock price for December 31, 1998 versus December 31, 1997. The Company ranked in the 32nd percentile in the Company stock performance assessment resulting in an award of 18.7% of the Company stock performance assessment target or 1.87% of the total target.


         As indicated above, the remaining 40% of the award is the subjective portion, which is based upon the individual's contribution to the Company's annual success in his or her area of responsibility, measured by both quantitative and qualitative factors. No specific formula is utilized for weighing individual performance. Under the 1998 Plan, the cash awards for individual performance averaged 21% of the targeted amount for this component.

         As a result of his individual performance in positioning the Company for longer term strategic successes, the Committee awarded Mr. Hackett a bonus award under the 1998 Plan of $300,000, which is 100% of his 60% target. At its March 29, 1999 meeting, the Committee awarded Mr. Hackett a discretionary bonus award of $200,000 in recognition of his efforts in bringing the Merger between Seagull and OEI to fruition.

         Long-Term Incentive Compensation. The Company currently grants long-term incentive compensation in the form of stock options. The Committee emphasizes incentive compensation in the form of stock options because they tend to align the interests of employees and shareholders by rewarding performance that increases shareholder value. Option holders will only recognize value when the stock price increases over the exercise price established on the date of grant. The Committee does not utilize the number of options or shares held by any individual as a factor to limit option grants to that individual in subsequent years.

         The Committee establishes the overall level of stock options by considering the stock option grant levels of companies included in the Peer Group. Stock option awards by the Company are targeted by the Committee to fall at or above the 65th percentile among the Peer Group. The Committee bases individual option grants on individual performance and level of responsibility of the optionee.


         All outstanding options have terms of ten years. All options granted in 1996 through 1998 (except for the one day options granted pursuant to the Equity Ownership Program described below) vest in four equal annual installments beginning one year from the date of grant. All options have been granted at 100% of the market value of the Common Stock on the date of grant. The exercise price is payable in cash, shares of Common Stock, or any combination thereof.

         In accordance with his employment agreement, on September 16, 1998, Mr. Hackett was granted a stock option covering 200,000 shares in lieu of his base salary for the period beginning September 16, 1998 and ending December 31, 1999. This option was fully vested on the grant date. Mr. Hackett was also granted a stock option covering 191,996 shares and a restricted stock grant covering 58,004 shares. Each of these grants was made on September 16, 1998, Mr. Hackett's date of employment. The stock options have an exercise price of $11.6875, which was the fair market value on the date of grant. The stock options were scheduled to vest in 25% increments on the first four anniversaries of his date of employment. The options will not produce gain for Mr. Hackett unless the Company's share price rises over the exercise price established on the date of grant and therefore emphasize pay-for-performance in the form of enhanced shareholder value. Twenty-five thousand (25,000) shares of the restricted stock vested on December 31, 1998, with the remainder scheduled to vest in one-third increments on the first three anniversaries of his date of employment. Also in accordance with Mr. Hackett's employment agreement, he was granted a restricted stock grant covering 241,996 shares on January 1, 1999. This grant was scheduled to vest in one-third increments on the first three anniversaries of his date of employment. However, as a result of the Merger, all remaining restricted stock and stock options became fully vested in March 1999.


         The Committee periodically reviews the Company's executive compensation package to ensure that the Company provides an appropriate mix of base salary and short-term and long-term compensation opportunities that are competitive with market alternatives. The Company intends to reevaluate its total compensation strategy during 1999 in view of the Merger between the Company and OEI.


         Equity Ownership Program. In furtherance of the Committee's desire that the compensation of the Company's executives be "at risk" and therefore aligned with the interests of shareholders, the Committee also implemented an equity ownership program (the "Equity Ownership Program"). Under the terms of the Equity Ownership Program, each member of the Company's Management Committee was required to own Common Stock having a value equal to a specified multiple of his or her annual salary. The requisite multiples ranged from five times annual salary for Mr. Hackett to two times annual salary for certain other executive officers. In order to facilitate compliance with the Equity Ownership Program by its executive officers, the Company granted one-day stock options to Mr. Transier and Mr. Schiller, which were exercised on the date of grant. As required under the applicable stock option plans, the exercise price of these options was the fair market value of the Common Stock on the date of grant. The Company extended loans to Mr. Transier and Mr. Schiller in order to fund the exercise.

         Section 162(m). Section 162(m) of the (Internal Revenue Code of 1986, as amended (the "Code"), which was enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent taxable years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualified under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. The Committee has been advised that the Company's ability to deduct compensation income generated in connection with the exercise of stock options granted under the Company's stock option plans should not be limited by Section 162(m) of the Code. During 1999, no executive of the Company is expected to receive compensation that is subject to the limitation of Section 162(m) in excess of $1 million.

                              Compensation Committee

                              Elvis L. Mason, Chairman (Member since March
                                   1999)
                              Milton Carroll (Member since 1998)
                              Thomas D. Clark, Jr. (Member since March 1999) Thomas H. Cruikshank (Member until his resignation from Board in March 1999)
                              Peter J. Fluor (Member until his appointment as
                                   Chairman of the Executive Committee in March
                                   1999)
                              Charles F. Mitchell (Member since March 1999)
                              Dee S. Osborne (Member until his appointment as
                                   Chairman of the Audit Committee in March
                                   1999)
                              Sam F. Segnar (Member until his resignation from
                                   Board in March 1999)
                              R. A. Walker (Member since March 1999)


SHAREHOLDER RETURN PERFORMANCE PRESENTATION

         The performance graph shown below was prepared by using data from the Standard and Poor's Compustat Database for use in this Proxy Statement. As required by applicable rules of the SEC, the graph was prepared based upon the following assumptions:


         1. $100 was invested in Common Stock, the Peer Group (as defined below) and the S&P 500 on December 31, 1993.

         2. The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group at the beginning of each year.


         3. Dividends are reinvested on the ex-dividend dates.



         The industry peer group (the "Peer Group") is comprised of the following: Anadarko Petroleum Corporation, Apache Corporation, Burlington Resources Inc., Enron Oil & Gas Company, EEX Corporation, Equitable Resources, Inc., Noble Affiliates, Inc., Nuevo Energy Company, Oryx Energy Company, Pioneer Natural Resources Company, Pogo Producing Company, Santa Fe Energy Resources, Inc., Union Pacific Resources Group Inc. and Vastar Resources, Inc.

                               OCEAN ENERGY, INC.

                      (formerly Seagull Energy Corporation)

                           COMPARATIVE TOTAL RETURNS
                          DECEMBER 1993-DECEMBER 1998

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                AMONG THE COMPANY, PEER GROUP AND S&P 500 INDEX

                     12/31/93  12/31/94  12/31/95  12/31/96  12/31/97  12/31/98
                     --------  --------  --------  --------  --------  --------
The Company......... $100.00   $ 75.37   $ 87.68   $ 86.70   $ 81.28   $ 24.88
Peer Group.......... $100.00   $ 87.84   $109.44   $136.76   $122.97   $ 86.97
S&P 500............. $100.00   $101.32   $139.40   $171.41   $228.59   $293.92

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN

         The Company has an Executive Supplemental Retirement Plan (the "Retirement Plan") in which James. T. Hackett and Barry J. Galt participate. The Retirement Plan was established to provide supplemental retirement benefits for those employees who are designated by the Compensation Committee as participants and who complete the required period of employment with the Company. Benefits under the Retirement Plan constitute unfunded, unsecured obligations of the Company. The Retirement Plan provides a benefit for the surviving spouse of a participant who dies before retirement with a vested benefit.

         Subject to specified vesting requirements, a participant is entitled to receive commencing upon termination of his or her employment by the Company or upon his or her normal retirement date, whichever is later, a pension equal to the applicable percentage of average monthly compensation less 50% of his or her social security benefit. Mr. Hackett is 50% vested in his benefit under the Retirement Plan. Mr. Galt is fully vested in his benefit under the Retirement Plan.


         For Mr. Hackett, the applicable percentage is 50%, and the average monthly compensation (which, for Mr. Hackett, includes bonuses) is determined based on the last three consecutive calendar years of employment with the Company. For Mr. Galt, the applicable percentage is 50% and his average monthly compensation (which does not include bonuses) is determined based on the last three consecutive calender years of employment with the Company. Based upon the average of Mr. Hackett's deemed annual salary for 1998 ($500,000) and bonus for 1998 ($300,000), the estimated annual benefit for Mr. Hackett is $199,603 with such payment continuing to the survivor for life upon the death of either Mr. Hackett or his spouse. Based upon the average of Mr. Galt's annual salary for 1998 ($590,000), the estimated annual benefit for Mr. Galt is $267,846 with such payment continuing to the survivor for life upon the death of either Mr. Galt or his spouse. Pursuant to his employment and consulting agreement, the Company agreed, under certain circumstances, to establish a "rabbi" trust and contribute the actuarial present value of Mr. Galt's accrued benefits under the Retirement Plan.

ENSTAR NATURAL GAS COMPANY SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         Richard F. Barnes is the only Named Officer eligible to participate in the ENSTAR Natural Gas Company Supplemental Executive Retirement Plan (the "ENSTAR SERP").

         On November 7, 1994, the Board of Directors adopted the ENSTAR SERP to restore retirement benefits lost by certain employees under certain ENSTAR Natural Gas Company qualified plans, including the ENSTAR Retirement Plan, as a result of the limits on qualified plan compensation ($160,000 for 1999) under
Section 401(a)(17) of the Code. Eligible employees become participants of the ENSTAR SERP upon designation by the Compensation Committee. Benefits under the ENSTAR SERP constitute unfunded, unsecured obligations of the Company. Subject to specified vesting requirements, a participant in the ENSTAR SERP (or his beneficiary or beneficiaries) is entitled to receive a lump sum benefit upon termination of employment. Mr. Barnes is fully vested in his benefit under the ENSTAR SERP.

         The ENSTAR SERP provides a supplemental retirement benefit equal to the excess, if any, of the present value of the benefit that would have been payable under the ENSTAR Retirement Plan if such participant's average monthly compensation was based on his "Plan Compensation" (without regard to the limitation on compensation under Section 401(a)(17) of the Code), over the present value of the benefit actually payable under the ENSTAR Retirement Plan. "Plan Compensation" is defined as 5/6ths of the sum of a participant's annual base salary as of January 1 of each year and any cash bonus paid during the year. Each present value is determined based on the UP-1984 Mortality Table and the Pension Benefit Guaranty Corporation interest rates in effect at the time of the participant's termination of employment.

         Based on Mr. Barnes' current compensation level of $328,750, the estimated supplemental retirement benefit for Mr. Barnes, assuming retirement at age 65 and an interest rate of 6%, is a lump sum payment of $376,200.

ENSTAR NATURAL GAS COMPANY RETIREMENT PLAN

         Richard F. Barnes is the only Named Officer eligible to participate in the ENSTAR Natural Gas Company Retirement Plan for Salaried Employees (the "ENSTAR Retirement Plan").

         The salaried employees of ENSTAR Natural Gas Company, a division of the Company, are eligible to participate in the ENSTAR Retirement Plan. Under the non-contributory plan, a participant who retires at or after the age of 65 with four years of plan participation is eligible for a monthly retirement benefit equal to 2% of the participant's average monthly compensation multiplied by his or her years of benefit service not to exceed ten full years, added to an amount equal to 1% of the participant's average monthly compensation multiplied by his or her years of benefit service exceeding ten full years. Benefits under the ENSTAR Retirement Plan are not subject to reduction because of social security benefits but are reduced by benefits payable under another defined benefit plan to the extent that there is a duplication of benefits for the same period of service.

         The ENSTAR Retirement Plan provides that a participant's benefit will be determined pursuant to the above formula as of the date of termination of employment, but also provides that such benefit will be at least equal to (1) the participant's accrued benefit as of December 31, 1988 or if greater, (2) the sum of the participant's accrued benefit as of December 31, 1993 and his or her accrued benefit determined under the benefit formula applicable for plan years beginning on and after January 1, 1994 based on years of accrual service credited on and after January 1, 1994.

         A participant (or his or her beneficiary) may also be entitled to the foregoing benefit under the ENSTAR Retirement Plan if the participant terminates employment by reason of early retirement (i.e., after the participant has attained the age of 55 and completed five years of vesting service), by reason of total and permanent disability, by reason of death or if the participant terminates employment after the participant has attained at least five years of vesting service.

         The following table shows estimated annual benefits payable upon normal retirement at age 65 based on certain salary assumptions and years of service.

                              PENSION PLAN TABLE*


                                                       YEARS OF SERVICE
               RANGE OF            ----------------------------------------------------------
             COMPENSATION              15          20          25           30           35
            --------------         ----------  ----------  ----------   ----------  ---------
            $ 50,000......          $  12,500    $15,000     $17,500      $20,000     $22,500
            $ 75,000......          $  18,750    $22,500     $26,250      $30,000     $33,750
            $100,000......          $  25,000    $30,000     $35,000      $40,000     $45,000
            $125,000......          $  31,250    $37,500     $43,750      $50,000     $56,250
            $150,000......          $  37,500    $45,000     $52,500      $60,000     $67,500
            $160,000......          $  40,000    $48,000     $56,000      $64,000     $72,000

* Effective January 1, 1994, Section 401(a)(17) of the Code limits qualified plan compensation to $150,000, as adjusted for changes in the cost of living. Effective January 1, 1997, the Section 401(a)(17) limitation was increased to $160,000. For purposes of determining the benefits shown above, plan compensation for all years of service has been limited in accordance with the current limits on qualified plan compensation under
    Section 401(a)(17) of the Code, without regard to any future adjustments to these limits that may result from changes in the cost of living. Furthermore, benefits accrued prior to the imposition of these limits in 1994 with respect to plan compensation in excess of $150,000 have been disregarded.

         The following table sets forth the estimated annual benefits payable under normal retirement at age 65, assuming current remuneration levels and participation until normal retirement at age 65, with respect to Mr. Barnes under the provisions of the ENSTAR Retirement Plan.


                                           ESTIMATED
                            CURRENT        CREDITED                                    CURRENT              ESTIMATED
                           CREDITED        YEARS OF         CURRENT                  COMPENSATION         ANNUAL BENEFIT
                           YEARS OF        SERVICE        COMPENSATION             ADJUSTED FOR PLAN       PAYABLE UPON
                           SERVICE        AT AGE 65      COVERED BY PLAN          COMPENSATION LIMIT       RETIREMENT
                          ----------     -----------    ----------------         --------------------   ------------------
Richard F. Barnes......       32               42          $  328,750                    $160,000              $77,100*




* This benefit assumes the current limit on plan compensation, $160,000, will remain at $160,000 (with no inflationary adjustments). Mr. Barnes' service from 1967 through 1985 has been recognized under this plan and another retirement plan. Accordingly, his benefit under the ENSTAR Retirement Plan formula has been reduced by $24,657 per year, which is his accrued benefit under the other plan.

                  PROPOSAL TO AMEND ARTICLES OF INCORPORATION
                   TO REDUCE THE NUMBER OF AUTHORIZED SHARES
                             (Item 2 on Proxy Card)

                  Proposed Amendment. The Board has approved and recommends that the shareholders adopt an amendment to Article Four of the Company's Articles of Incorporation that would decrease the number of authorized shares of Common Stock from 450,000,000 to 230,000,000 and decrease the number of authorized shares of Preferred Stock from 50,000,000 to 10,000,000 (the "Amendment"). The Amendment is proposed in response to concerns raised by Institutional Shareholder Services ("ISS"), a shareholder advisory firm, in connection with the Merger.

         Approximately two weeks prior to the special meeting of shareholders to consider the Merger in March 1999, ISS informed the Company that it would be willing to recommend to its clients that they vote in favor of the Merger, but that it could not recommend the authorized share increase, which was a term of the Merger and part of the same voting item. ISS indicated that it believed, based upon its industry-specific formulas, that the proposed share increase would have given the Company too many authorized but unissued shares of Common Stock and Preferred Stock that could be used for purposes not already reserved for. The Company was concerned that an unfavorable recommendation from ISS would decrease the likelihood of obtaining shareholder approval for the Merger, particularly in light of the two-thirds vote of outstanding shares required under the Texas Business Corporation Act to approve the Merger. However, the Company did not believe that there was sufficient time prior to the shareholder meeting to resolicit proxies for a modified transaction. Therefore, the Company assured ISS that the Company would propose the Amendment at the Company's next annual meeting of shareholders. ISS then informed its clients that it recommended voting in favor of the Merger, and that its recommendation was based, in part, upon the Company's agreement to propose the Amendment set forth below.

         Pursuant to the Amendment, the first paragraph of Article Four of the Articles of Incorporation is proposed to be amended to read in its entirety as follows:

         The total number of shares of stock that the corporation shall have authority to issue is 240,000,000 shares, divided into 10,000,000 shares of Preferred Stock of the par value of $ 1.00 per share, and 230,000,000 shares of Common Stock of the par value of $. 10 per share. Each share of Common Stock shall be entitled to one vote.

          Vote Required for Approval. Approval of the Amendment will require the affirmative vote of at least two-thirds of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and Convertible Preferred Stock entitled to vote, voting together as a class. Under the Texas Business Corporation Act and the Company's Bylaws, an abstention or a broker non-vote would have the same legal effect as a vote against this proposal. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the Amendment. Because the Merger has already been completed, neither the approval nor disapproval of the Amendment will have any effect on the Merger. THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE AMENDMENT.

                             PROPOSAL TO ADOPT THE
                OCEAN ENERGY, INC. 1999 LONG-TERM INCENTIVE PLAN
                             (Item 3 on Proxy Card)






         The Board of Directors has approved, subject to shareholder approval, the Company's 1999 Long-Term Incentive Plan (the "1999 Plan"). The 1999 Plan is designed, in part, to consolidate the approximately 460,000 shares of the Common Stock that remain currently available for grant under the Company's existing shareholder-approved stock plans (the "Existing Plans"). Effective with the approval of the 1999 Plan, the Existing Plans will be "frozen" and no further options or awards may be granted under those plans. Furthermore, approximately 40% of the Company's issued and outstanding stock options have grant prices in excess of $16.00 per share, as compared to the Common Stock price on the NYSE-Composite Tape at April 26, 1999 of $8.625 per share. The number of additional shares authorized for awards under the 1999 Plan also takes into account that out-of-the-money options to purchase approximately 1,770,000 shares will lapse without having been exercised on January 1, 2000, assuming a Common Stock market value of less than $10.00 per share.

         The following summary is qualified in its entirety by reference to the text of the 1999 Plan, which is attached to this Proxy Statement as Annex A.



GENERAL

         The Board believes that by providing employees and directors with an opportunity to acquire a proprietary interest in the Company and additional incentive and reward opportunities based on the profitable growth of the Company, the 1999 Plan will give employees and directors a stronger incentive to work for the continued success of the Company. The Board also believes that the 1999 Plan will aid the Company in attracting and retaining outstanding personnel.

TYPES OF AWARDS


         The 1999 Plan provides for the granting of options (either incentive stock options within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options), restricted stock awards, stock appreciation rights, performance awards, bonus shares, phantom shares, cash awards, or any combination thereof (collectively, "Awards").


         Options. The 1999 Plan provides for two types of options: incentive stock options and nonqualified stock options (see "Federal Tax Consequences" below). The Compensation Committee will designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the 1999 Plan. An incentive stock option may only be granted to an individual who is an employee of the Company or any parent or subsidiary corporation (within the meaning of Section 424 of the Code). Further, if the aggregate fair market value (determined as of the date of grant) of shares with respect to which incentive stock options become exercisable for the first time by an employee exceeds $100,000 in any calendar year, the options with respect to the excess shares will be nonqualified stock options. The term of any option granted under the 1999 Plan cannot exceed ten years form the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of
Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the 1999 Plan will be determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on a date the option is granted (subject to adjustments). Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of he total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must be at least 110% of the fair market value of the share at the time such option is granted. The exercise price of options granted under the 1999 Stock Plan will be paid in full in a manner prescribed by the Compensation Committee.

         Stock Appreciation Rights. A stock appreciation right permits the employee to receive an amount (in cash, Common Stock, or a combination thereof) equal to the number of stock appreciation rights exercised by the employee multiplied by the excess of the fair market value of Common Stock on the exercise date over the stock appreciation rights' exercise price. Stock appreciation rights may or may not be granted in connection with the grant of an option. The term of any stock appreciation rights granted under the 1999 Plan cannot exceed ten years from the date of the grant. The exercise price of stock appreciation rights granted under the 1999 Plan will be determined by the Compensation Committee; provided, however, that such exercise price cannot be less than the fair market value of a share of Common Stock on a date the stock appreciation right is granted (subject to adjustments). A stock appreciation right may be exercised in whole or in such installments and at such times as determined by the Compensation Committee.


         Restricted Stock Awards. Pursuant to a restricted stock award, shares of Common Stock will be granted to the employee at any time the award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law; provided, however, that such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit such shares to the Company as my be determined in the discretion of the Compensation Committee. The restrictions on disposition may lapse based upon (a) the Company's attainment of specific performance targets established by the Committee that are based on (1) the price of a share of Common Stock, (2) net income, (3) cash flows, (4) reserve additions or revisions, (5) acquisitions, (6) total capitalization, (7) total or comparative shareholder return, (8) assets, (9) exploration successes, (10) production volumes, (11) findings and developmental costs, (12) cost reductions and savings, (13) reportable incidents in safety or environmental matters, (14) return on equity, (15) profit margin or sales, or (16) earnings per share, (b) the number of years the grantee remains an employee of the Company, or (c) a combination of both factors. The performance targets may be made subject to adjustment for specified unusual and nonrecurring events and may be absolute, relative to one or more other companies, or relative to one or mor indices. Restricted stock awards will be evidenced in the manner determined by the Compensation Committee including, but not limited to, book-entry registration or issuance of appropriately-legended stock certificates. An employee may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of such shares until the expiration of the restriction period.

         Performance Awards. The 1999 Plan permits grants of performance awards, which may be paid in cash, Common Stock or combination thereof as determined by the Compensation Committee. The maximum value of performance awards granted under the 1999 Stock Plan shall be established by the Compensation Committee at the time of the grant. An employee's receipt of such amount will be contingent upon of achievement of performance targets during the performance period established by the Compensation Committee. The performance targets may be absolute, relative to one or more other companies, or relative to one or more indices. The performance targets may be based upon (1) the price of a share of Common Stock, (2) net income, (3) cash flows, (4) reserve additions or revisions, (5) acquisitions, (6) total capitalization, (7) total or comparative shareholder return, (8) assets, (9) exploration successes, (10) production volumes, (11) findings and developmental costs, (12) cost reductions and savings, (13) reportable incidents in safety or environmental matters, (14) return on equity, (15) profit margin or sales, or (16) earnings per share. Following the end of the performance period, the Compensation Committee will determine the amount payable to the employee, not to exceed the maximum value of the incentive award, based on the achievement of the performance targets for such performance period. Such payment may be made in a lump sum or in installments as prescribed by the Compensation Committee. Any payment made in shares of Common Stock will be based upon the fair market value of the Common Stock on the payment date.


         Bonus Shares. The 1999 Plan permits grants of bonus shares, which are unrestricted shares of Common Stock delivered to the employee at the time the Award is made without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law.

         Phantom Shares. The 1999 Plan permits grants of phantom shares, which are rights to receive shares of Common Stock or amounts equal to the fair market value of Common Stock or a combination thereof without any cash payment to the Company, except to the extent otherwise provided by the Compensation Committee or required by law. Such Awards are subject to the fulfillment of such conditions as may be established by the Compensation Committee including, without limitation, the achievement of performance targets based upon (1) the price of a share of Common Stock, (2) net income, (3) cash flows, (4) reserve additions or revisions, (5) acquisitions, (6) total capitalization, (7) total or comparative shareholder return, (8) assets, (9) exploration successes, (10) productive volumes, (11) findings and developmental costs. (12) cost reductions and savings, (13) reportable incidents in safety or environmental matters, (14) return on equity, (15) profit margin or sales, or (16) earnings per share. The performance targets may be absolute, relative to one or more other companies, or relative to one or more indices.


         Cash Awards. The 1999 Plan permits grants of cash awards, which are specified cash payments that may or may not be granted in connection with another Award. The amount and other terms and conditions, if any, of a cash award will be established by the Compensation Committee.


EFFECTIVE DATE


         The 1999 Plan became effective on April 26, 1999, subject to shareholder approval. The 1999 Plan will remain in effect until all Awards granted under the 1999 Plan have been satisfied or expired, unless earlier terminated; provided, however, that no Awards may be granted under the 1999 Plan after the expiration of ten years from the adoption date by the Board. The Board may, however, terminate the 1999 Plan at any time without prejudice to the holders of any then outstanding Awards.

ADMINISTRATION

         The 1999 Plan will be administered by the Compensation Committee. The Compensation Committee has full authority, subject to the terms of the 1999 Plan, to establish rules and regulations for the proper administration of the 1999 Plan, to determine which participants will receive an Award (other than nonqualified stock options automatically granted to nonemployee directors of the Company ("nonemployee directors") under the 1999 Plan), the time or times when such Award will be made, the type of the Award and the number of shares of Common Stock to be issued under the Award or the value or amount of the Award.

ELIGIBILITY


         All employees of the Company and its affiliates (including an employee who may also be a director of the Company) are eligible to receive Awards under the 1999 Plan. Further, nonemployee directors of the Company are eligible to receive certain automatic grants of nonqualified stock options under the 1999 Plan. As of April 12, 1999, the Company and its subsidiaries had approximately 1,500 employees.


NUMBER OF SHARES SUBJECT TO THE 1999 PLAN


         The aggregate number of shares that may be subject to Awards under the 1999 Plan is 3,000,000 shares of Common Stock. This limit may be adjusted by the Compensation Committee in its sole discretion in the event of stock dividends, stock splits and certain other events as specified in the 1999 Plan ("Adjustments"). During the term of the 1999 Plan, no employee may be granted Awards denominated in shares of Common Stock with respect to more than one-third of the shares of Common Stock that may be subject to Awards under the 1999
Plan. The maximum amount of compensation (including the fair market value of any shares of Common Stock) that may be paid to any employee with respect to a single performance award or cash award in any calendar year is $1.5 million. Further, the maximum payment with respect to any restricted stock award, phantom stock award or cash award granted in tandem with, and expressed as a percentage of, an Award denominated in shares of Common Stock that is intended to qualify as "performance-based" compensation for purposes of Section 162(m) of the Code in any calendar year is an amount (in cash and/or in shares of Common Stock) equal to the fair market value of the number of shares of Common Stock subject to such Award. The limitations set forth in the preceding sentences will be applied in a manner which permits compensation generated in connection with the exercise of options, stock appreciation rights, performance awards, and, if determined by the Compensation Committee, restricted stock awards, phantom shares and cash awards to constitute "performance-based" compensation for purposes of Section 162(m) of the Code. Finally, restricted stock, performance awards, phantom shares and bonus shares paid in shares of Common Stock may not, in the aggregate, exceed 20% of all shares of Common Stock that may be subject to Awards under the 1999 Plan. If an Award lapses or the rights of a participant in an Award terminate, any shares of Common Stock subject to the Award will again be available for grant under the 1999 Plan. Any shares of Common Stock that remain unissued and are not subject to outstanding Awards at the termination of the 1999 Plan will cease to be subject to the 1999 Plan.


CHANGE IN CONTROL


         The 1999 Plan provides that, upon a Change in Control (as defined therein), all outstanding Awards granted automatically become fully vested, any restrictions with respect to such Awards lapse and any performance goals with respect to such Awards are deemed to have been met in full (at the maximum performance level).

ACQUISITIONS

         Options may be granted in substitution for options held by officers and employees of other corporations who are about to, or who have, become employees of the Company or an affiliate as a result of a merger, consolidation, acquisition of assets, or similar transaction by the Company or an affiliate. The terms, including the option price, of the substitute options so granted may vary from the terms set forth in the 1999 Plan to such extent as the Compensation Committee may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

AMENDMENTS


         The Board may from time to time amend the 1999 Plan. However, no amendment that modifies the class of eligible participants, modifies the eligibility requirements for Awards under the 1999 Plan, or increases the number of shares of Common Stock authorized or available under the 1999 Plan (subject to adjustments), may be adopted without the prior approval of the shareholders of the Company.



FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. Options that constitute incentive stock options within the meaning of Section 422(b) of the Code are subject to special federal income tax treatment. An employee who has been granted an incentive stock option will not realize taxable income at the time of the grant or exercise of such option, and the Company will not be entitled to a deduction at either such time, if the employee makes no disposition of shares acquired pursuant to such incentive stock option (a) within two years after the option was granted or (b) within one year after exercising such option (collectively, the "Holding Periods"). However, the employee must include the difference between the exercise price and the fair market value of the Common Stock on the date of exercise in alternative minimum taxable income. If the employee exercises an incentive stock option and disposes of the stock in the same year and the amount realized is less than the fair market value on the exercise date, only the difference between the amount realized and the adjusted basis of the stock will be included in alternative minimum taxable income. Upon disposition of the shares of Common Stock received upon exercise of an incentive stock option after the Holding Periods, the difference between the amount realized and the exercise price should constitute a long-term capital gain or loss. Under such circumstances, however, the Company will not be entitled to any deduction for federal income tax purposes.

         If an employee disposes of shares acquired pursuant to the exercise of an incentive stock option prior to the end of the Holding Periods, the disposition would be treated as a disqualifying disposition. The employee will be treated as having received, at the time of disposition, compensation taxable as ordinary income equal to the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the exercise price and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as a short-term or long-term capital gain, depending on the holding period of the shares of Common Stock. In the event of a disqualifying disposition, and subject to the application of Section 162(m) of the Code as discussed below, the Company may claim a deduction for compensation paid at the same time and in the same amount as taxable compensation is treated as received by the employee. However, the Company will not be entitled to any deduction in connection with any loss to the employee or a portion of any gain that is taxable to the employee as short-term or long-term capital gain.


         Nonqualified Stock Options. Nonqualified stock options (options that are not incentive stock options within the meaning of Section 422(b) of the
Code) will not qualify for special federal income tax treatment. As a general rule, no federal income tax is imposed on the optionee upon the grant of a nonqualified stock option and the Company is not entitled to a tax deduction by reason of such grant. Upon exercise of a nonqualified stock option, the optionee will realize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the option exercise price, and, subject to the application of Section 162(m) of the Code as discussed below, the Company will be entitled to a corresponding deduction assuming any federal income tax reporting requirements are satisfied. Ordinary income realized upon the exercise of a nonqualified stock option is not an adjustment for alternative minimum tax purposes. In the case of an option holder subject to Section 16(b) of the Exchange Act, subject to certain exceptions, ordinary income will be recognized by the optionee (and, subject to the application of Section 162(m) of the Code, and assuming any federal income tax reporting requirements are satisfied, a deduction by the Company) upon the exercise of the nonqualified stock option if the exercise occurs more than six months after the date of grant of the nonqualified stock option. Upon a subsequent disposition of shares received upon exercise of a nonqualified stock option, the optionee will realize a short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. However, the Company will not be entitled to any further deduction at that time.


         Section 162(m) of the Code. Section 162(m) of the Code precludes a public corporation from taking a deduction for annual compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. However, compensation that qualifies under Section 162(m) of the Code as "performance-based" is specifically exempt from the deduction limit. Based on Section 162(m) of the Code and the regulations thereunder, the Company's ability to deduct compensation income generated in connection with the exercise of stock options or stock appreciation rights granted under the 1999 Plan should not be limited by Section 162(m) of the Code. Further, the Company believes that compensation income generated in connection with performance awards granted under the 1999 Plan should not be limited by

Section 162(m) of the Code. The 1999 Plan has been designed to provide flexibility with respect to whether restricted stock awards, phantom shares or certain cash awards will qualify as performance-based compensation under
Section 162(m) of the Code and, therefore, be exempt from the deduction limit. If the forfeiture restrictions relating to a such awards are based solely upon the satisfaction of one of the performance goals set forth in the 1999 Plan, then the Company believes that the compensation expense relating to such an award will be deductible by the Company if the awards become vested. However, compensation expense deductions relating to such awards will be subject to the
Section 162(m) deduction limitation if such awards become vested based upon any other criteria set forth in such award (such as the occurrence of a Change in Control or vesting based upon continued employment with the Company).


         Withholding. The Company has the right to deduct from any or all awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding obligations.


         The 1999 Plan is not qualified under section 401(a) of the Code.


         The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the 1999 Plan. No consideration has been given to the effects of state, local, or other tax laws on the 1999 Plan or Award recipients.


INAPPLICABILITY OF ERISA

         Based upon current law and published interpretations, the Company does not believe the 1999 Plan is subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended.

INITIAL GRANTS


         In March 1999, the Compensation Committee approved the grants of options to purchase an aggregate of 465,000 shares of Common Stock under the Company's various stock plans, including the 1999 Plan if approved by the shareholders. In addition, as described under "Compensation of Directors," if the 1999 Plan is approved, each nonemployee director of the Company will receive an option to purchase 10,000 shares of Common Stock. The grant of these options would be effective on the date of the Annual Meeting with an exercise price equal to the closing market price of the Common Stock on that date. The grants include grants to the following individuals or groups of individuals:




                                                               Number of
                     Name of Executive Officer              Options Granted
        ------------------------------------------------   ------------------
        Named Officers:
           James T. Hackett.............................         100,000
           William L. Transier..........................          50,000
           Richard F. Barnes............................          25,000
        Executive Officers as a Group...................         465,000
        Non-Executive Director Group....................         120,000
        Non-Executive Officer Employee Group............               0

BOARD RECOMMENDATION

         Assuming a quorum is present, approval of the 1999 Plan requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares of Common Stock and Convertible Preferred Stock, voting together as a class, who are entitled to vote at the Annual Meeting and who vote for or against or expressly abstain with respect to such approval. Under the Texas Business Corporation Act and the Company's Bylaws, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.


         Shareholder approval of the 1999 Plan is required for listing of the shares for trading on the New York Stock Exchange and as a condition to the effectiveness of the 1999 Stock Plan. In addition, approval of the 1999 Plan will serve to qualify certain transactions under the 1999 Plan for applicable exemptions pursuant to Rule 16b-3 under the Exchange Act. Rule 16b-3 provides an exemption from the operation of the "short-swing profit" recovery provisions of Section 16(b) of the Exchange Act with respect to acquisitions of stock options, transactions relating to certain stock appreciation rights, restricted stock awards and the use of already owned shares as payment for the exercise price of stock options. Shareholder approval is also required so that incentive stock options under the 1999 Plan will qualify under Section 422 of the Code and so that certain awards under the 1999 Plan will qualify as performance-based compensation under Section 162(m) of the Code.


         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the 1999 Plan.


         The Board believes that such approval is essential to enable the Company to continue to attract and retain key employees in an extremely competitive industry.

         THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE 1999 PLAN.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (ITEM 4 ON PROXY CARD)


         The Board of Directors has appointed the firm of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999, and recommends ratification by the shareholders of such appointment. Assuming a quorum is present, ratification of KPMG LLP as independent auditors requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares of Common Stock and Convertible Preferred Stock, voting together as a class, who are entitled to vote at the Annual Meeting and who vote for or against or expressly abstain with respect to such approval. Under the Texas Business Corporation Act and the Company's Bylaws, an abstention would have the same legal effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority had been achieved.

         Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the appointment of KPMG LLP as independent auditors.



         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

         In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of KPMG LLP as the Company's independent auditors without the approval of the shareholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of KPMG LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.


                 SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

         Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors. Formal procedures have been established for those proposals and nominations.

PROPOSALS FOR 2000 ANNUAL MEETING

         Pursuant to various rules promulgated by the SEC, any proposals of holders of Common Stock intended to be presented to the annual meeting of shareholders of the Company to be held in 2000 (the "2000 Annual meeting") must be received by the Company, addressed to Robert K. Reeves, Corporate Secretary, 1001 Fannin, Suite 1600, Houston, Texas 77002, no later than December 31, 1999, to be included in the Company proxy statement and form of proxy relating to that meeting. With respect to business to be brought before the 2000 Annual Meeting, the Company has not received any notices from its shareholders.

         In addition to the SEC rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before the Company's annual meetings of shareholders, it must be either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote at such meeting and who complies with the following notice procedures. In addition to any other applicable requirements, for business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before an annual meeting of shareholders of the Company to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 1001 Fannin, Suite 1600, Houston, Texas 77002, on or before February 25, 2000. If a shareholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal which may come before the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting,

(ii) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (iii) the acquisition date, the class and the number of shares of Common Stock which are owned beneficially by the shareholder, (iv) any material interest of the shareholder in such business and
(v) a representation that the shareholder intends to appear in person or by proxy at the meeting to bring the proposed business before the meeting. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions. Notwithstanding anything in the Company's bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures outlined above.

NOMINATIONS FOR 2000 ANNUAL MEETING AND FOR ANY SPECIAL MEETINGS

         Only persons who are nominated in accordance with the following procedures will be eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of notice hereinafter provided for, who shall be entitled to vote for the election of directors at the meeting and who complies with the following notice procedures. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice shall be delivered to or mailed and received at the Company's principal executive offices, 1001 Fannin, Suite 1600, Houston, Texas 77002 (i) with respect to an election to be held at the annual meeting of shareholders of the Company, on or before February 25, 2000 and (ii) with respect to an election to be held at a special meeting of shareholders of the Company for the election of Directors, not later than the close of business on the 10th day following the date on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Such shareholder's notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person is validly designated as a nominee to the Board and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. Notwithstanding the foregoing bylaw provisions, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

                                 OTHER MATTERS

         The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                                  By Order of the Board of Directors,

                                  /s/ ROBERT K. REEVES

                                  ROBERT K. REEVES
                                  Secretary

April 30, 1999

                                                                        ANNEX A

                               OCEAN ENERGY, INC.
                         1999 LONG-TERM INCENTIVE PLAN


SECTION 1.   Purpose of the Plan.

The Ocean Energy, Inc. 1999 Long-Term Incentive Plan (the "Plan") is intended to promote the interests of Ocean Energy, Inc., a Texas corporation (the "Company"), by encouraging employees of the Company, its subsidiaries and affiliated entities and Directors (as defined below) to acquire or increase their equity interest in the Company and to provide a means whereby employees may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its shareholders. The Plan is also contemplated to enhance the ability of the Company, its subsidiaries and affiliated entities to attract and retain the services of individuals who are essential for the growth and profitability of the Company.

SECTION 2.   Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

         "Affiliate" shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

         "Award" shall mean any Option, Stock Appreciation Right, Restricted Stock, Performance Award, Phantom Shares, Bonus Shares or Cash Award.

         "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

         "Board" shall mean the Board of Directors of the Company.

         "Bonus Shares" shall mean an award of Shares granted pursuant to
         Section 6(e) of the Plan.

         "Cash Award" shall mean an award payable in cash granted pursuant to
         Section 6(g) of the Plan.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

         "Committee" shall mean the Compensation Committee of the Board, which shall be comprised solely of two or more Directors who are "outside directors" within the meaning of section 162(m) of the Code and "Non-Employee Directors" within the meaning of Rule 16b-3.

         "Director" shall mean a member of the Board who is not also an Employee.

         "Employee" shall mean any employee of the Company or an Affiliate.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean, with respect to Shares, the closing price of a Share quoted on the New York Stock Exchange Composite Tape, or if the Shares are not listed on the New York Stock Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or if the Shares are not listed on any such stock exchange, the last sale price, or if none is reported, the highest closing bid quotation on the National Association of Securities Dealers, Inc., Automated Quotations System or any successor system then in use on the Date of Grant, or if none are available on such day, on the next preceding day on which the Shares were publicly traded. In the event the Shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee.

         "Incentive Stock Option" or "ISO" shall mean an option granted under
         Section 6(a) of the Plan that is intended to qualify as an "incentive stock option" under Section 422 of the Code or any successor provision thereto.

         "Non-Qualified Stock Option" or "NQO" shall mean an option granted under Sections 6(a) or 6(h) of the Plan that is not intended to be an Incentive Stock Option.

         "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

         "Participant" shall mean any individual granted an Award under the Plan.

         "Performance Award" shall mean any right granted under Section 6(d) of the Plan.

         "Person" shall mean individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

         "Phantom Shares" shall mean an Award of the right to receive Shares issued at the end of a Restricted Period which is granted pursuant to
         Section 6(f) of the Plan.

         "Restricted Period" shall mean the period established by the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

         "Restricted Stock" shall mean any Share, prior to the lapse of restrictions thereon, granted under Section 6(c) of the Plan.

         "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

         "SEC" shall mean the Securities and Exchange Commission, or any successor thereto.

         "Shares" or "Common Shares" or "Common Stock" shall mean the common stock of the Company, $0.10 par value, and such other securities or property as may become the subject of Awards of the Plan.

         "Spread" shall mean, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a Share on the date such right is exercised over the exercise price of such Stock Appreciation Right.

         "Stock Appreciation Right" or "Right" shall mean any right to receive the spread of Shares granted under Section 6(b) of the Plan.

         "Substitute Award" shall mean Awards granted in assumption of, or in substitution for, outstanding awards previously granted by (i) a company acquired by the Company or one or more of its Affiliates, or
         (ii) a company with which the Company or one or more of its Affiliates combines. To the extent reasonably practical, as determined by the Committee in its sole discretion, Substitute Awards shall contain the same terms and conditions as the award they replace.

SECTION 3.  Administration.

The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:
(i) designate Participants; (ii) determine the type or types of Awards to be granted to an eligible Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award, including such terms and conditions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other

Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry it into effect. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, any shareholder, any Employee and any Director.


SECTION 4.  Shares Available for Awards.

(a) Shares Available. Subject to adjustment as provided in Section 4(c) and below, the number of Shares with respect to which Awards may be granted under the Plan shall be 3,000,000. If any Shares covered by an Award granted under the Plan, or to which such an Award relates, are forfeited, or if an Award otherwise terminates or is canceled without the delivery of Shares or of other consideration, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such forfeiture, termination or cancellation, shall again be, or shall become, Shares with respect to which Awards may be granted.

(b) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares. Any of such Shares which remain unissued and which are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan.

(c) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, in each case, that with respect to Awards of Incentive Stock Options and Awards intended to qualify as performance based compensation under Section 162(m)(4)(C) of the Code, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or would cause such Award to fail to so qualify under Section 162(m) of the Code, as the case may be, or any successor provisions thereto; and provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

SECTION 5.   Eligibility and Award Limits.

Other than Awards granted to Directors pursuant to Section 6(h) of the Plan, any Employee shall be eligible to be designated a Participant. However, no Employee may receive Share-denominated Awards during the term of the Plan that, in the aggregate, are with respect to more than 33-1/3% of all Shares that may be made subject to Awards under the Plan. The maximum amount of compensation (including the Fair Market Value of any Shares) that may be paid to any Participant with respect to any single Performance Award or Cash Award in any calendar year shall be $1.5 million. With respect to any Restricted Stock Award, Phantom Stock Award, or Cash Award granted in tandem with, and expressed as a percentage of, a Share-denominated Award which is intended to qualify as "performance-based compensation," the maximum payment to any Participant with respect to such Award in any calendar year shall be an amount (in cash and/or in Shares) equal to the Fair Market Value of the number of Shares subject to such Award. The limitations set forth in the preceding sentences shall be applied in a manner which will permit compensation generated under the Plan to constitute "performance-based" compensation for purposes of section 162(m) of the Code, including, without limitation, counting against such maximum number of Shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Shares subject to Options that are canceled or repriced. Further, Restricted Stock, Performance Awards, Phantom Shares and Bonus Shares paid in Shares may not, in the aggregate, exceed 20% of all Shares that may be the subject of Awards under the Plan.

SECTION 6.   Awards.

(a) Options. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Options shall be granted, the number of Shares to be covered by each Option, the purchase price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.

         (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee at the time each Option is granted, but shall not be less than the Fair Market Value of a Share on such date, unless such Option is a Substitute Award.

         (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms (which may include, without limitation, cash, already-owned Shares, outstanding Awards, Shares that would otherwise be acquired upon exercise of the Option, a "cashless-broker" exercise (through procedures approved by the Company), other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which payment of the exercise price with respect thereto may be made or deemed to have been made.

         (iii) Special Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company and its subsidiaries, within the meaning of Section 424(f) of the Code. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options granted after 1986 are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Options which do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (1) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Shares subject to the Option and (2) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

         (iv) Expiration. Except as provided in Section 6(a)(iii), each Option shall expire ten (10) years from the date of grant thereof, and, unless provided otherwise in the Award Agreement, shall be subject to earlier termination as follows: Options, to the extent exercisable as of the date a Participant ceases to be an Employee, must be exercised within three (3) months of such date unless such event results from death, disability or retirement, in which case all outstanding Options held by such Participant may be exercised in full by the optionee, the optionee's legal representative, heir or devisee, as the case may be, within two (2) years from the date of the Participant's death, disability or retirement; provided, however, that no such event shall extend the expiration date of an Option beyond the 10th anniversary of its date of grant. Options that are not exercisable on termination of employment shall be automatically canceled on termination of employment. For purposes hereof, (x) "disability" means the Participant is receiving benefits under a long-term disability plan of the Company or, if the Company does not maintain such a plan, a determination by the Committee, upon the basis of medical evidence satisfactory to it, that the Participant is totally disabled, whether due to a physical or mental condition, such that he is expected to be unable to continue his employment for a continuous period of 12 or more months, and (y) "retirement" means a termination of employment on or after the Participant has reached age 65 or, with the consent of the Committee, on or after reaching age 55.

(b) Stock Appreciation Rights. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Stock Appreciation Rights shall be granted, the number of Shares to be covered by each Stock Appreciation Right Award, the grant price thereof and the conditions and limitations applicable to the exercise thereof. A Stock Appreciation Right may be granted in tandem with another Award, in addition to another Award, or freestanding and unrelated to another Award. A Stock Appreciation Right granted in tandem with or in addition to another Award may be granted either at the same time as such other Award or at a later time.

         (i) Grant Price. The grant price of a Stock Appreciation Right shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value of a Share on such date (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of a Share on the date of grant pursuant to Section 6(a)(iii)), unless such Stock Appreciation Right is a Substitute Award.

         (ii) Other Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of a Stock Appreciation Right, the term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of Stock Appreciation Rights granted or exercised prior to such determination as well as Stock Appreciation Rights granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it shall deem appropriate.

         (iii) Expiration. Each Stock Appreciation Right shall expire ten (10) years from the date of grant thereof, or, if granted in tandem with another Award, upon the expiration of such tandem Award, if earlier, and, unless provided otherwise in the Award Agreement, shall be subject to earlier termination as follows: Stock Appreciation Rights, to the extent exercisable as of the date a Participant ceases to be an Employee, must be exercised within three (3) months of such date unless such event results from death, disability or retirement, in which case all outstanding Stock Appreciation

         Rights held by such Participant may be exercised in full by the Participant, the Participant's legal representative, heir or devisee, as the case may be, within two (2) years from the date of the Participant's death, disability or retirement; provided, however, that no such event shall extend the expiration date of a Stock Appreciation Right beyond the 10th anniversary of its date of grant. Stock Appreciation Rights that are not exercisable on termination of employment shall be automatically canceled on termination of employment. For purposes hereof, "disability" and "retirement" shall have their respective meanings as set forth in Section 6(a)(iv).

(c) Restricted Stock. Subject to the provisions of the Plan, the Committee shall have the authority to determine the Employees to whom Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each such Participant, the duration of the Restricted Period during which, and the conditions, including performance goals, if any, under which, the Restricted Stock may be forfeited to the Company, and the other terms and conditions of such Awards.

         (i) Dividends. Dividends paid on Restricted Stock may be paid directly to the Participant, may be subject to risk of forfeiture and/or transfer restrictions during any period established by the Committee or sequestered and held in a bookkeeping cash account (with or without interest) or reinvested on an immediate or deferred basis in additional shares of Common Stock, which credit or shares may be subject to the same restrictions as the underlying Award or such other restrictions, all as determined by the Committee in its discretion.

         (ii) Registration. Any Restricted Stock may be evidenced in such manner as the Committee shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

         (iii) Forfeiture and Restrictions Lapse. Except as otherwise determined by the Committee or the terms of the Award that granted the Restricted Stock, upon termination of a Participant's employment (as determined under criteria established by the Committee) for any reason during the applicable Restricted Period, all Restricted Stock shall be forfeited by the Participant and re-acquired by the Company. The Committee may, when it finds that a waiver would be in the best interests of the Company and not cause such Award, if it is intended to qualify as performance-based compensation under Section 162(m) of the Code, to fail to so qualify under Section 162(m) of the Code, waive in whole or in part any or all remaining restrictions with respect to such Participant's Restricted Stock. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be issued to the holder of Restricted Stock promptly after the applicable restrictions have lapsed or otherwise been satisfied.

         (iv) Transfer Restrictions. During the Restricted Period, Restricted Stock will be subject to the limitations on transfer as provided in
         Section 6(i)(iii).

(d) Performance Awards. The Committee shall have the authority to determine the Employees who shall receive a Performance Award, which shall be denominated as a cash amount at the time of grant and confer on the Participant the right to receive payment of such Award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish with respect to the Award.

         (i) Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount of any payment or transfer to be made pursuant to any Performance Award.

         (ii) Payment of Performance Awards. Performance Awards may be paid (in cash and/or in Shares, in the sole discretion of the Committee) in a lump sum or in installments following the close of the performance period, in accordance with procedures established by the Committee with respect to such Award.

(e) Bonus Shares. The Committee shall have the authority, in its discretion, to grant Bonus Shares to eligible Employees. Each Bonus Share shall constitute a transfer of an unrestricted Share to the Participant, without other payment therefor, as additional compensation for the Participant's services to the Company.

(f) Phantom Shares. The Committee shall have the authority to grant Awards of Phantom Shares to eligible Employees upon such terms and conditions as the Committee may determine.

         (i) Terms and Conditions. Each Phantom Share Award shall constitute an agreement by the Company to issue or transfer a specified number of Shares or pay an amount of cash equal to the Fair Market Value of a specified number of Shares, or a combination thereof to the Participant in the future, subject to the fulfillment during the Restricted Period of such conditions, including performance goals, if any, as the Committee may specify at the date of grant. During the Restricted Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Phantom Shares and shall not have any right to vote such shares.

         (ii) Dividends. Any Phantom Share award may provide that any or all dividends or other distributions paid on Shares during the Restricted Period be credited in a cash bookkeeping account (without interest) or that equivalent additional Phantom Shares be awarded, which account or shares may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

(g) Cash Awards. The Committee shall have the authority to determine the Employees to whom Cash Awards shall be granted, the amount, and the terms or conditions, if any, as additional compensation for the Employee's services to the Company or its Affiliates. A Cash Award may be granted (simultaneously or subsequently) separately or in tandem with another Award and may entitle a Participant to receive a specified amount of cash from the Company upon such other Award becoming taxable to the Participant, which cash amount may be based on a formula relating to the anticipated taxable income associated with such other Award and the payment of the Cash Award.

(h) Granting of Options to Directors. Each individual who serves as a Director on the date the Plan is approved by the shareholders of the Company (the "Approval Date") or who is elected or appointed as a Director for the first time after such date shall receive, as of the Approval Date of the Plan or the date of his election or appointment, whichever is applicable, and without the exercise of the discretion of any person or persons, a Non-Qualified
Stock Option (an "Initial Grant") exercisable for 10,000 Shares (subject to adjustment in the same manner as provided in Section 7 hereof with respect to Shares subject to Options then outstanding). As of the date of the annual meeting of the shareholders of the Company ("Annual Meeting") in each year after 1999 that the Plan is in effect, each Director who is in office immediately after such meeting and who is not then entitled to receive an Initial Grant pursuant to the preceding provisions of this Section 6(h) shall receive, without the exercise of the discretion of any person or persons, a Non-Qualified Stock Option exercisable for 6,000 Shares (an "Annual Grant") (subject to adjustment in the same manner as provided in Section 7 hereof with respect to shares of Stock subject to Options then outstanding).

         (i) Other Terms and Conditions. The following provisions are applicable to Options granted pursuant to this Section 6(h):


         A. Subject to the following provisions, (1) an Initial Grant shall become exercisable for 50% of the Shares covered thereby on the date of grant, and for the remaining 50% thereof on the first Annual Meeting following its date of grant and (2) an Annual Grant shall become exercisable for one-third of the Shares covered thereby on the first Annual Meeting following the date of grant, and thereafter, for an additional one-third of the Shares covered thereby on each of the second and third Annual Meetings following the date of grant.


         B. The purchase price of a Share covered under an Option granted under this Section 6(h) shall be the Fair Market Value of a Share on the date of grant.

         C. To the extent that the right to exercise an Option has accrued and is in effect, the Option may be exercised in full at one time or in part from time to time by giving written notice, signed by the optionee exercising the Option, to the Company, stating the number of Shares with respect to which the Option is being exercised, accompanied by payment in full for such Shares, which payment may be in cash, already-owned Shares, a "cashless-broker" exercise (through procedures approved by the Company), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price in which payment of the exercise price with respect thereto may be made or deemed to have been made; provided however, that (i) no Option shall be exercisable after ten (10) years from the date on which it was granted, and (ii) there shall be no such exercise at any one time for fewer than one hundred (100) Shares or for all of the remaining Shares then purchasable by the optionee exercising the Option, if fewer than one hundred (100) Shares.

         D. Each Option shall expire ten (10) years from the date of grant thereof, subject to earlier termination as follows: Options, to the extent exercisable as of the date a Director optionee ceases to serve as a director of the Company, must be exercised within three (3) months of such date unless such event results from death, disability or retirement, as determined by the Committee, in which case all outstanding Options held by such Director may be exercised in full by the optionee, the optionee's legal representative, heir or devisee, as the case may be, within two (2) years from the date of death, disability or retirement; provided, however, that no such event shall extend the normal expiration date of such Options. Options not exercisable on termination as provided above shall be automatically canceled on termination.

         E. Upon exercise of the Option, delivery of a certificate for fully paid and nonassessable Shares shall be made at the corporate office of the Company to the optionee exercising the Option either at such time during ordinary business hours after fifteen (15) days but not more than thirty (30) days from the date of receipt of the notice by the Company as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the optionee exercising the Option.

         (ii) Number of Available Shares. In the event that the number of Shares available for grants under the Plan is insufficient to make all grants provided for in this Section 6(h) hereby made on the applicable date, then all Directors who are entitled to a grant on such date shall share ratably in the number of Shares then available for grant under the Plan, and shall have no right to receive a grant with respect to the deficiencies in the number of available Shares and the grants under this Section 6(h) shall terminate.

(i)      General.

         (i) Awards May Be Granted Separately or Together. Awards to Employees may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

         (ii) Forms of Payment by Company Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments.

         (iii) Limits on Transfer of Awards.

         (A) Except as provided in (C) below, each Award, and each right under any Award, shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's guardian or legal representative or by a transferee receiving such Award pursuant to a qualified domestic relations order (a "QDRO") as determined by the Committee.

         (B) Except as provided in (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution (or, in the case of Restricted Stock, to the Company) or, if permissible under applicable law, pursuant to a QDRO and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.

         (C) Notwithstanding anything in the Plan to the contrary, except to the extent specifically provided otherwise by the Committee in an Award Agreement, Non-Qualified Stock Options may be transferred by the optionee to one or more permitted transferees; provided that (i) there may be no consideration given for such transfer, (ii) the optionee (or such optionee's estate or representative) shall remain obligated to satisfy all employment tax and other withholding tax obligations associated with the exercise of the transferred Options, (iii) the optionee shall notify the Company in writing that such transfer has occurred, the identity and address of the permitted transferee and the relationship of the permitted transferee to the optionee, and (iv) such transfer shall be effected pursuant to transfer documents approved from time to time by the Company. Any permitted transferee may not further assign or transfer the transferred Option otherwise than by will or the laws of descent and distribution. Following any permitted transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable to the Option immediately prior to the transfer, provided that the term "optionee" as used in the Plan shall be deemed to refer also to each permitted transferee where required by the context. A transferred Option may only be exercised by a transferee to the same extent such Option could, at such time, be exercised by the optionee "but for" such transfer. The term "permitted transferees" shall mean one or more of the following: (i) any member of the optionee's immediate family; (ii) a trust established for the exclusive benefit of one or more members of such immediate family; (iii) a partnership in which such immediate family members are the only partners; or
         (iv) any other person approved from time to time by the Committee. The term "immediate family" is defined for such purpose as spouses, children, stepchildren and grandchildren, including relationships arising from adoption.


         (iv) Term of Awards. The term of each Award (other than pursuant to Section 6(h)) shall be for such period as may be determined by the Committee; provided, that in no event shall the term of any Award exceed a period of ten (10) years from the date of its grant.

         (v) Share Certificates. All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

         (vi) Consideration for Grants. Awards may be granted for no cash consideration or for such consideration as the Committee determines including, without limitation, such minimal cash consideration as may be required by applicable law.

         (vii) Delivery of Shares or other Securities and Payment by Participant of Consideration. No Shares or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement is received by the Company, including without limitation, all applicable withholding taxes. Such payment may be made by such method or methods and in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, other securities, other Awards or other property, withholding of Shares, cashless exercise with simultaneous sale, or any combination thereof; provided that the combined value, as determined by the Committee, of all cash and cash equivalents and the Fair Market Value of any such Shares or other property so tendered to the Company, as of the date of such tender, is at least equal to the full amount required to be paid pursuant to the Plan or the applicable Award Agreement to the Company.

         (viii) Performance Goals. Where necessary, the Committee shall establish performance goals applicable to those Awards the payment of which is intended by the Committee to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code. Until changed by the Committee, the performance goals shall be based upon the attainment of such target levels of Share price, net income, cash flows, reserve additions or revisions, acquisitions, total capitalization, total or comparative shareholder return, assets, exploration successes, production volumes, findings and development costs, costs reductions and savings, reportable incidents in safety or environmental matters, return on equity, profit margin or sales, and/or earnings per share as may be specified by the Committee. The performance goals may be made subject to adjustment for specified unusual and nonrecurring events and may be absolute, relative to one or more other companies, or relative to one or more indices. Which factor or factors to be used with respect to any grant, and the weight to be accorded thereto if more than one factor is used, shall be determined by the Committee at the time of grant.

SECTION 7.   Amendment and Termination.

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

         (a) Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of any shareholder, Participant, other holder or beneficiary of an Award, or other Person; provided, however, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company no such amendment, alteration, suspension, discontinuation, or termination shall be made that would (i) increase the total number of Shares available for Awards under the Plan, except as provided in Section 4(c) of the Plan; (ii) increase the class of eligible Participants; or (iii) amend the eligibility requirements for Awards under the Plan.

         (b) Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted (other than Initial Grants or Annual Grants under Section 6(h)), provided no change, other than pursuant to Section 7(c), in any Award shall reduce the benefit to Participant without the consent of such Participant. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under
         Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

         (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding the foregoing, with respect to any Award intended to qualify as performance-based compensation under Section 162(m) of the Code, no adjustment shall be authorized to the extent such adjustment would cause the Award to fail to so qualify.

SECTION 8.   Change in Control.

Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control of the Company, all outstanding Awards granted prior to the date of the Change in Control automatically shall become fully vested on such Change in Control, all restrictions, if any, with respect to such Awards shall lapse, and all performance goals, if any, with respect to such Awards shall be deemed to have been met in full (at the maximum performance level). For purposes of this Plan, a "Change in Control" shall be deemed to occur:

         (i) if any person (as such term is used in sections 13(d) and 14(d)(2) of the Exchange Act), other than the Company, any parent corporation or subsidiary corporation of the Company or any employee benefit plan of the Company or any such entity, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities,

         (ii) upon the first purchase of the Company's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Company),


         (iii) on the date of consummation of a merger, consolidation, recapitalization, reorganization, sale or disposition of all or a substantial portion of the Company's assets, or the issuance of shares of stock of the Company in connection with the acquisition of the stock or assets of another entity, provided, however, that a Change in Control shall not occur under this clause (iii) if consummation of the transaction would result in at least two-thirds of the total voting power represented by the voting securities of the Company (or, if not the Company, the entity that succeeds to all or substantially all of the Company's business) outstanding immediately after such transaction being beneficially owned (within the meaning of Rule 13d-3 promulgated pursuant to the Exchange Act) by at least two-thirds of the holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction, or


         (iv) if, during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for the election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

SECTION 9.  Parachute Tax Gross-Up.

To the extent that the grant, payment, or acceleration of vesting or payment, whether in cash or stock, of any Award made to a Participant under the Plan is subject to an excise tax under Section 4999(a) of the Code, or any similar or successor provision (a "Parachute Tax"), the Company shall pay such Participant an additional amount of cash (the "Gross-up Amount") such that the "net" after-tax benefit received by the Participant, after paying all applicable Parachute Taxes with respect to such Awards (including those on the Gross-up Amount) and any federal or state taxes on the Gross-up Amount, shall be equal to the net after-tax benefit that such Participant would have received if such Parachute Tax had not been applicable.

SECTION 10.   General Provisions.

(a) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Withholding. The Company or any Affiliate is authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, Shares that would otherwise be issued pursuant to such Award, other Awards or other property) of any applicable taxes payable in respect of an Award, its exercise, the lapse of restrictions thereon, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. Any Participant who is subject to Rule 16b-3 may direct the Company to withhold Shares or may tender Shares to the Company to satisfy his tax withholding obligations.

(c) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing contained in the Plan shall confer on any Director any right with respect to continuation of membership on the Board.

(d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas and applicable Federal law.

(e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.



(f) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.


(g) No Trust or Fund Created. Neither the Plan nor the Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(j) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action that is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Employee, Participant, or other Person shall have any claim against the Company or any Affiliate as a result of any such action.

(k) Facsimile Signature. Any Award Agreement or related document may be executed by facsimile signature. If any officer who shall have signed or whose facsimile signature shall have been placed upon any such Award Agreement or related document shall have ceased to be such officer before the related Award is granted by the Company, such Award may nevertheless be issued by the Company with the same effect as if such person were such officer at the date of grant.

SECTION 11.   Effective Date of the Plan.

The Plan shall be effective as of the date of its approval by the Board, provided the Plan is subsequently approved by the shareholders of the Company within 12 months thereafter. Notwithstanding any provision in the Plan or in any Award Agreement, no Option or Stock Appreciation Right shall be exercisable and no Award shall vest or become satisfiable prior to such shareholder approval.

SECTION 12.   Term of the Plan.

No Award shall be granted under the Plan after the tenth anniversary of the date the Plan was adopted by the Board or approved by the shareholders, whichever is earlier. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, extend beyond such date.


Dated: April 26, 1999

------------------------------------------------------------------------------

                                     PROXY

                               OCEAN ENERGY, INC.

                 ANNUAL MEETING OF SHAREHOLDERS -- MAY 25, 1999
                PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

    The undersigned hereby appoints James T. Hackett and Robert K. Reeves as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock or Series C Convertible Preferred Stock of Ocean Energy, Inc. (the "Company"), held of record by the undersigned at the close of business on April 26, 1999, at the Annual Meeting of Shareholders to be held May 25, 1999, or any adjournment(s) or postponement(s) thereof.


    The undersigned hereby revokes any proxy to vote shares held by the undersigned heretofore given. THE UNDERSIGNED ACKNOWLEDGES THAT THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER AND THAT IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND IN FAVOR OF PROPOSALS 2, 3 AND 4.


    Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


I plan to attend the meeting (Please check if yes) [ ]

    This proxy may be revoked at any time prior to the voting of the proxy by the execution and submission of a revised proxy, by written notice to the Secretary of the Company or by voting in person at the meeting.

                (Continued and to be signed on the reverse side)
                                SEE REVERSE SIDE
------------------------------------------------------------------------------

------------------------------------------------------------------------------

1. Election of five directors to serve in Class I until the 2002 Annual Meeting of Shareholders.

   Class I Nominees:  Milton Carroll, Thomas D. Clark, Jr., Peter J.
                       Fluor, Robert L. Howard, Charles F. Mitchell, M.D.

                  [ ]  For   [ ] Withhold Authority   [ ] _____________________
                                                          For all nominees
                                                          except as noted above

2. Proposal to amend the Company's Articles of Incorporation to reduce the authorized number of shares of Common Stock to 230,000,000 and to reduce the authorized number of shares of Convertible Preferred Stock to 10,000,000.

                        [ ] For [ ] Against [ ] Abstain

3. Proposal to approve the Ocean Energy, Inc. 1999 Long-Term Incentive Plan.

                        [ ] For [ ] Against [ ] Abstain


4. Proposal to ratify the appointment by the Board of Directors of the firm of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.


                        [ ] For [ ] Against [ ] Abstain

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting, or any adjournment(s) or postponement(s) thereof.

                             [ ] Mark here for address change and note below

                             If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

                             Signature:
                                       ---------------------------------------
                             Date:
                                  ------------------------------

                             Signature:
                                       ---------------------------------------
                             Date:
                                  ------------------------------
                                               (If held jointly)


------------------------------------------------------------------------------